As filed with the United States Securities and Exchange Commission on
                              February 14, 2006

                                           Registration No. 333-______________
==============================================================================
               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

            Nevada                Compliance Systems                20-4292198
                                      Corporation
 (State or Other Jurisdiction    (Name of Registrant in   (I.R.S. Employer Identification
       of Incorporation               Our Charter)                     No.)
       or Organization)

         90 Pratt Oval                   4813                 CorpDirect Agents, Inc.
   Glen Cove, New York 11542        (Primary Standard       318 North Carson Street, #213
        (516) 674-4545                  Industrial             Carson City, NV  89701
 (Address and telephone number     Classification Code             (800) 388-2123
         of Principal                    Number)            (Name, address and telephone
     Executive Offices and                                  number of agent for service)
 Principal Place of Business)

                                        Copies to:

 Kirkpatrick & Lockhart Nicholson Graham LLP  Kirkpatrick & Lockhart Nicholson Graham LLP
    201 S. Biscayne Boulevard, Suite 2000        201 S. Biscayne Boulevard, Suite 2000
            Miami, Florida 33131                          Miami, Florida 33131
     Attention: Clayton E. Parker, Esq.          Attention: Christopher J. DeLise, Esq.
               (305) 539-3300                                (305) 539-3300
       Telecopier No.: (305) 358-7095                Telecopier No.: (305) 358-7095

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           Proposed Maximum
                                                                          Proposed Maximum    Aggregate        Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered                   Registered          Per Share (1)      Price (1)           Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share            71,220,786 shares (2)    $0.30         $21,366,238.80      $2,286.19
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                               71,220,786 shares (2)    $0.30         $21,366,238.80      $2,286.19
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For purposes of calculating this registration fee, Compliance Systems Corporation has used $0.30, which is the last price at which the stock was sold in an exempt offering in July 2005. On February 10, 2006, Compliance Systems Corporation merged with and into GSA Publications, Inc., a public shell, whereby GSA Publications, Inc. became the surviving entity and on said date the surviving entity changed its name to Compliance Systems Corporation and filed a Form 15c211 with the NASD. Because there is no recent trading history nor quote on Pink Sheets for the common stock of GSA Publications, Inc., there is no recent closing price to use in calculating this fee

(2) Of these shares, 65,000,000 shares are being registered to be issued upon the conversion of the November 2005 Secured Convertible Debentures issued to Montgomery Equity Partners, Ltd. by Compliance Systems Corporation, 3,500,000 shares are being registered on behalf of other selling stockholders who received such shares in 2005 in connection with a "Texas 504 Offering" conducted by GSA Publications, Inc. in 2005, and 2,720,786 shares are being registered on behalf of other selling shareholders which shares are underlying warrants that were purchased by shareholders of Compliance Systems Corporation in 2003.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                Subject to completion, dated February __, 2006

                                  PROSPECTUS

                        COMPLIANCE SYSTEMS CORPORATION
                      71,220,786 Shares of Common Stock

      This Prospectus relates to the sale of up to 71,220,786 shares of common stock of Compliance Systems Corporation ("CSC") by certain persons who are, or will become, stockholders of CSC. The selling stockholders consist of:

      o Montgomery Equity Partners, Ltd., which intends to sell up to an aggregate amount of 65,000,000 shares of CSC common stock issuable upon conversion of the November 2005 Debentures described herein;

      o other selling stockholders, who intend to sell up to an aggregate amount of 3,500,000 shares of CSC common received by them in 2005 in connection with a "Texas 504 offering" conducted by GSA Publications, Inc. in 2005 (into which CSC recently merged); and

      o other selling stockholders, who intend to sell up to an aggregate amount of 2,720,786 shares of CSC common stock issuable upon exercise of outstanding warrants to purchase shares of CSC common stock that were issued to them by CSC in 2003.

      Please refer to "Selling Stockholders" beginning on Page 15 of this Prospectus.

      CSC is not selling any shares of common stock in this offering and therefore, will not receive any proceeds from this offering. All costs associated with this registration will be borne by CSC.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Pink Sheets during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On December 2, 2005, CSC conditionally acquired 85% of the common stock of GSA Publications, Inc., a public shell ("GSA"), subject to the fulfillment of certain conditions. These conditions were satisfied in early-February 2006. On February 10, 2006, CSC merged with and into GSA whereby GSA became the surviving entity (the "Surviving Entity"). On said date, the Surviving Entity changed its name to Compliance Systems Corporation and filed a Form 15c211 with the National Association of Securities Dealers. Because there is no recent trading history for GSA or the Surviving Entity, CSC does not have a recent or last reported sale price for its common stock, but anticipates that a trading market for its common stock will be established on or before February 17, 2005. For purposes of this prospectus and the accompanying registration statement, CSC has used $0.30 as a recent trading price for its common stock as this is the last price at which shares of CSC were traded in an arm's-length transaction.

      Montgomery Equity Partners, Ltd. is entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding under the November 2005 Debentures into shares of CSC common stock, $0.001 par value per share, at a price per share equal to the lower of
(i) the lowest closing bid price of CSC common stock during the 10 trading days before the filing of this registration statement, or 80% of the lowest closing price of CSC common stock on the Pink Sheets or other exchange on which CSC common stock is then listed for the five trading days immediately preceding the conversion date, as quoted by Bloomberg, LP., which conversion price may be adjusted from time-to-time pursuant to certain other provisions of the November 2005 Debentures. The November 2005 Debentures are secured by all of the Company's assets which are not otherwise specifically pledged, have two-year maturity dates, and accrue interest at 10% per annum.

      CSC's common stock will be quoted on the Pink Sheets under the symbol "GSAP.PK" by no later than February 17, 2006.

      These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on Page 6 of this Prospectus.

      Neither the United States Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this Prospectus is February __ , 2006

                              TABLE OF CONTENTS

PROSPECTUS SUMMARY..................................................................................1
THE OFFERING........................................................................................3
SUMMARY FINANCIAL INFORMATION.......................................................................4
RISK FACTORS........................................................................................6
FORWARD-LOOKING STATEMENTS.........................................................................14
SELLING STOCKHOLDERS...............................................................................15
USE OF PROCEEDS....................................................................................20
PLAN OF DISTRIBUTION...............................................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..............22
DESCRIPTION OF BUSINESS............................................................................28
MANAGEMENT.........................................................................................34
DESCRIPTION OF PROPERTY............................................................................38
LEGAL PROCEEDINGS..................................................................................39
PRINCIPAL STOCKHOLDERS.............................................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................41
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER SHAREHOLDER MATTERS.....42
DESCRIPTION OF SECURITIES..........................................................................44
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
 DISCLOSURES DESCRIPTION OF SECURITIES.............................................................44
EXPERTS ...........................................................................................46
LEGAL MATTERS......................................................................................47
HOW TO GET MORE INFORMATION........................................................................47
FINANCIAL STATEMENTSDESCRIPTION OF SECURITIES......................................................48
PART II .........................................................................................II-1

                              PROSPECTUS SUMMARY

History

      Compliance Systems Corporation was incorporated on November 17, 2003 in the State of Nevada. GSA Publications, Inc. ("GSA"), was incorporated in Delaware on November 7, 2002 pursuant to a corporate reorganization of several closely related companies that had commenced operations in December of 2001. On December 2, 2005, Compliance Systems Corporation conditionally acquired 85% of the common stock of GSA subject to the fulfillment of certain conditions. These conditions were satisfied in early-February 2006. On February 10, 2006, Compliance Systems Corporation merged with and into GSA whereby GSA became the surviving entity (the "Surviving Entity"). On said date, the Surviving Entity changed its name to Compliance Systems Corporation ("CSC" or the "Company") and filed a Form 15c211 with the National Association of Securities Dealers (the "NASD"). CSC operates its business through its consolidated subsidiaries, with headquarters in Glen Cove, New York.

Summary of Business

      Through its subsidiaries, CSC provides its customers with Do-Not-Call ("DNC") risk management systems and services. CSC provides its clients with patented DNC blocking technology, as well as up to date legislative initiatives and supporting services. CSC's core service is an automatic DNC blocking service known as TeleBlock(R), which is its patented process currently being sold by telephone carriers nationwide. This service gives companies that use the telephone to sell goods and services the ability to comply with federal and state laws regarding DNC lists and related regulations. TeleBlock(R) is a patented process that automatically screens and blocks outbound calls against federal, state, and "in-house" DNC lists in real-time. TeleBlock(R) automatically prevents companies from calling consumers that have registered for any of the state or federal DNC lists, thereby protecting these companies from potential government fines. From a telephone carrier's perspective, TeleBlock(R) is an added "feature" which can be offered to customers, similar to Caller ID. The TeleBlock(R) database (DNC information) platforms are hosted and managed by our Alliance Partner, VeriSign, Inc. The deployment of TeleBlock(R) allows it to be offered to end-users by distributors that utilize either Signal System 7 ("SS7"), or via secure Virtual Private Network ("VPN") Internet protocols ("IPs"). In December 2001, the technology and process underlying TeleBlock(R) was granted a patent from the United States Patent and Trademark Office. Since that time, CSC's marketing efforts have been aimed at branding TeleBlock(R) as the default DNC compliance system throughout the teleservices industry. Towards that end, the Company has registered many of its trademarks, including "Call
Compliance"  and  "TeleBlock"  and  only  allow  use  of  such  marks  by  CSC's distributors upon executing a "Marks Agreement." CSC has also focused on providing additional services to the teleservices community that serve to augment the Company's marketing efforts with regard to TeleBlock(R). Since 2003, CSC has been making available to the teleservices industry an online compilation of state and federal telemarketing regulations. This compilation, which management believes is the only one of its kind, has been adopted by hundreds of regular subscribers. Another service CSC implemented to enhance the TeleBlock(R) offering is "DialerID."SM This TeleBlock(R) add-on service enables a telemarketer to send out Caller ID even when Caller ID is not available from its equipment or telephone carrier. Alternatively, DialerIDSM allows a telemarketer to send out a Caller ID return number that is different from the calling number from which the call was made. CSC believes it is a leader in the field of compliance services for the teleservices industry, and the Company plans to continue its current activities and develop additional products to better serve the needs of its client base. The Company anticipates introducing several new products or services in 2006, which are described in other sections of this prospectus.

Going Concern

      The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company's independent auditors added an explanatory paragraph to their audit opinions issued on our financial statements for the years ended December 31, 2004 and 2003, indicating conditions, including losses from operations and working capital and stockholder deficits, which raise substantial doubt about the Company's ability to continue as a going concern.

      CSC's losses have resulted from a shortfall of sales revenues to cover the Company's operating and marketing expenditures during the implementation of CSC's operating plan, which targets significant sales growth and is long-range in nature. For the year ended December 31, 2004, the Company incurred a net loss of $1,293,769 and for the nine months ended September 30, 2005, the Company incurred a net loss of $917,441. At September 30, 2005, the Company had a working capital deficit of $627,825 and stockholders' deficit of $2,490,339. The Company's ability to continue as a going concern is dependent upon its ability to secure adequate financing at acceptable terms and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

      CSC's financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. Management is seeking additional financing and the restructuring of existing debt as well as new business opportunities. In December 2005, the Company obtained new secured debt. In addition, the Company has recently reduced operating expenses.

About Us

      CSC's principal office is located at 90 Pratt Oval, Glen Cove, New York 11542. The Company's telephone number is (516) 674-4545.

                                 THE OFFERING

      This offering relates to the sale of common stock by certain persons who are CSC stockholders. The selling stockholders consist of:

      o Montgomery Equity Partners, Ltd. ("Montgomery"), which intends to sell up to an aggregate amount of 65,000,000 shares of CSC common stock issuable upon conversion of the November 2005 Debentures described herein;

      o other selling stockholders, who intend to sell up to an aggregate amount of 3,500,000 shares of CSC common received by them in 2005 in connection with a "Texas 504 Offering" conducted by GSA Publications, Inc. in 2005 (into which CSC recently merged); and

      o other selling stockholders, who intend to sell up to an aggregate amount of 2,720,786 shares of CSC common stock issuable upon exercise of outstanding warrants to purchase shares of CSC common stock that were issued to them by CSC in 2003.

      Please refer to "Selling Stockholders" beginning on Page 15 of this Prospectus.

Common Stock Offered                     71,220,786 shares by selling
                                         stockholders

Offering Price                           Market price

Common Stock Outstanding Before the      50,000,000 shares (as of February 14,)
Offering

Use of Proceeds                          We will not receive any proceeds of
                                         the shares offered by the selling
                                         stockholders.  See "Use of Proceeds."

Risk Factors                             The securities offered hereby involve
                                         a high degree of risk and immediate
                                         substantial dilution.  See "Risk
                                         Factors" and "Dilution."

Trading Symbol                           "GSAP.PK"

                        SUMMARY FINANCIAL INFORMATION

      The following is a summary of CSC's financial statements, which are included elsewhere in this Prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this Prospectus as well as CSC's financial statements and the notes thereto.

                       CONSOLIDATED BALANCE SHEET DATA
                        COMPLIANCE SYSTEMS CORPORATION

                                                         Historical                   Pro forma(1)
                                              -------------------------------         -----------
                                              December 31,        September 30,       September 30,
                                                  2004               2005                2005
                                              -----------         -----------         -----------
ASSETS:
Current Assets                                $   537,535         $   346,726         $   702,726

Property, Equipment and Software, Net             441,054             371,367             372,367

Other Assets                                       42,078             159,910             349,910
                                              -----------         -----------         -----------

Total Assets                                    1,020,667             878,003           1,425,003
                                              ===========         ===========         ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Current Liabilities                               568,852             974,551             984,051

Long-term Liabilities                           4,039,836           2,327,394           2,927,394

Total Liabilities                               5,355,137           3,368,342           3,977,842
                                              -----------         -----------         -----------

Shareholders' Deficit                          (4,334,470)         (2,490,339)         (2,552,839)
                                              -----------         -----------         -----------

Total Liabilities and Shareholders'
Deficit                                         1,020,667             878,003           1,425,003
                                              ===========         ===========         ===========

------------------------
   (1) This pro forma balance sheet consolidates the balance sheets of CSC and GSA as if the merger occurred on September 30, 2005. Also reflected in this pro forma balance sheet is the receipt of secured convertible debenture proceeds of $600,000 and the application of an aggregate of $290,000 allocated to deferred costs and those costs directly related to the merger.

                  CONSOLIDATED STATEMENTS OF OPERATION DATA
                        COMPLIANCE SYSTEMS CORPORATION

                                             Historical Financial Statements                       Pro forma Financial Statements(1)
                                                                                                                       Nine Months
                                      Years Ended                       Nine Months Ended            Year Ended           Ended
                                      December 31,                        September 30,             December 31,       September 30,
                                2003              2004              2004              2005              2004              2005
                             -----------       -----------       -----------       -----------       -----------       -----------
Revenues                     $ 1,348,176       $ 2,114,285       $ 1,548,578       $ 1,426,910       $ 2,114,285       $ 1,426,910
                             -----------       -----------       -----------       -----------       -----------       -----------

Cost of Revenues                 383,017           492,815           362,426           350,976           492,815           350,976

Selling, General, and
Administrative Expenses        2,845,667         2,915,239         2,094,946         1,993,375         2,982,239         2,049,375
                             -----------       -----------       -----------       -----------       -----------       -----------

Net Loss                     ($1,880,508)      ($1,293,769)      ($  908,794)      ($  917,441)      ($1,360,769)      ($  973,441)
                             ===========       ===========       ===========       ===========       ===========       ===========

Pro forma Loss Per Share(2)  ($     0.05)      ($     0.03)      ($     0.02)      ($     0.02)      ($     0.03)      ($     0.02)
                             ===========       ===========       ===========       ===========       ===========       ===========

------------------------
   (1) This pro forma statement of operations consolidates the statements of operations of CSC and GSA as if the merger occurred on the first day of each period presented. This pro forma statement of operations also reflects interest expense on the $600,000 of convertible debt as if that borrowing occurred on the first day of each period.

   (2) The conversion of shares of CSC common stock into shares of the Surviving Entity resulting from the Company's merger in February 2006 has been given pro forma retroactive recognition for loss per share purposes.

                                 RISK FACTORS

      CSC IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. AN INVESTMENT IN CSC COMMON STOCK IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. YOU
SHOULD CAREFULLY CONSIDER EACH OF THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF CSC COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE COMPANY MAY ALSO AFFECT ITS BUSINESS. IF ANY OF THE FOLLOWING EVENTS ACTUALLY OCCUR, CSC'S BUSINESS COULD BE ADVERSELY AFFECTED AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

                        RISKS RELATED TO OUR BUSINESS

We Have  Historically  Lost Money And Losses Are  Expected  To Continue In The
Future,  Which  Could  Have A  Significant  Negative  Impact On Our  Financial
Condition.

      We have historically lost money and have experienced losses from operations and future losses are expected until such time, if any, that we attain sufficient sales growth. For the nine months ended September 30, 2005, we incurred a net loss of $917,441. In the years ended December 31, 2004 and 2003, we had net losses from operations of $1,293,769 and $1,880,508, respectively. We also have a history of negative cash flow from operations and expect this to continue for the foreseeable future. Accordingly, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

Our Independent Auditors Have Added An Explanatory Paragraph To Their Audit Report On Our Financial Statements, Indicating Various Factors That Raise Substantial Doubt About Our Ability To Continue

      Our independent auditors have added an explanatory paragraph to their audit opinion issued on our financial statements for the year ended December 31, 2004, which indicate the various factors that raise substantial doubt about our ability to continue as a going concern. Those conditions continued through the third quarter of 2005 resulting in operating losses and liquidity shortages.

      The accompanying financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At September 30, 2005, the Company has a working capital deficit of $627,825, and a stockholders' deficit of $2,490,339. Our management anticipates that we will incur net losses for the immediate future, and expect our operating expenses to increase significantly, and, as a result, we will need to generate significantly increased monthly revenue if we are to continue as a going concern. Our financial statements, which are included in this Prospectus, do not include any adjustments that might result from the outcome of this uncertainty.

We Will Need To Raise Additional Capital To Finance Operations, Which Will Potentially Dilute The Value Of Our Shareholders' Shares

      We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings, including the November 2005 Debentures, sale of common stock to third parties and funds provided by certain officers and directors. We cannot assure you that new financing, whether from external sources or related parties, will be available if needed or on favorable terms to us. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially adverse to our business and may result in a lower stock price or a total loss of your investment. We will need to raise additional capital to fund our anticipated future expansion. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares.

We Have A Working Capital Deficit, Which Means That Our Current Assets On September 30, 2005 Were Not Sufficient To Satisfy Our Current Liabilities

      We had a working capital deficit of $627,825 as of September 30, 2005, which means that our current liabilities exceeded our current assets on September 30, 2005 by that amount. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2005, were not sufficient to satisfy all of our current liabilities on that date.

Our Obligations Under The November 2005 Debentures Are Secured By Our Assets Which Could Cause Our Operations To Cease If We Default

      At February 1, 2006, we owed Montgomery a total of $609,333 in debt and accrued interest thereon, consisting of the following: (i) our obligations under the November 2005 Debentures issued to Montgomery secured by all of our assets not otherwise specifically pledged and (ii) accrued interest thereon of $9,333. Pursuant to the terms of the foregoing promissory notes and debentures, all of our assets, other than the TeleBlock patent and equipment specifically secured under capital lease obligations, have been pledged to Montgomery as security for repayment of our obligations to Montgomery. We are currently late on our obligation to initially file this registration statement on Form SB-2 by January 14, 2006, which may result in the imposition of a 2% penalty by Montgomery, calculated on the outstanding debt principal, but such lateness in filing does not constitute a default under the agreement.

Our Revenue To Date Has Been Derived From A Relatively Small Number Of Distributor/Customers, And The Loss Of Any Of These Could Adversely Impact Our Business And Operating Results.

      We derive a significant portion of our revenues from a relatively small number of distributor/customers. For the year ended December 31, 2004, and the nine months ended September 30, 2005, two distributors in the aggregate accounted for approximately 96% and 94% of our revenues, respectively. Accordingly, the loss of either distributor could materially and adversely affect our business, and the deferral or loss of business from these distributors could materially and adversely affect our forecasted revenues and operating results.

We May Be Unable To Adequately Protect Our Intellectual Property Rights.

      Although we believe that we have the only patented DNC automated process and we have trademarked the name Teleblock(R), we may not have the financial ability to protect our intellectual property if it is infringed upon. We also rely on a combination of trade secret laws, confidentiality procedures, and contractual provisions to protect our intellectual property. These protections may not be sufficient, and do not prevent independent third-party development of competitive products or services.

      Further, the laws of many foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States. We enter into agreements with many of our employees giving us proprietary rights to certain technology developed by such employees while employed by us; however, we cannot be sure a court will enforce these agreements. In addition, we may be inadequately protected against the use of technology developed by employees who have not entered into such agreements. A failure or inability to protect our intellectual property could have a material adverse effect on our business, financial condition and results of operations.

Our Teleblock(R) Product May Contain Unknown Defects That Could Harm Our Operations.

      The success of our business depends on our TeleBlock(R) product, which is complex and may contain defects which we are not aware. Although TeleBlock(R) is currently, and has been, deployed without defect, we may not discover defects that affect any updated or new version of the TeleBlock(R) process
until  after  it  has  been  deployed.   These  defects  could  cause  service
interruptions to customers, which could damage our reputation or increase our expenses, cause us to lose revenue, delay market acceptance or divert our development resources. Also, because we offer a one product solution to our customers, they are likely to hold us accountable for any problems associated with our product, even if the problem results from circumstances beyond our
control.   However,   the  Company  has  and  maintains  an  insurance  policy
providing the Company Failsafe Technology protection insurance.

Although We Have Established Prices For Our Products, If We Fail To Achieve Positive Net Margins On Service Revenues In The Foreseeable Future, Our Results Of Operations Could Suffer.

      We have only established pricing models for our current products and services and have not established a pricing model for any new or enhanced products and services. We can provide you no assurance that we will be able to sell and market our services at prices that will generate positive margins. We cannot assure you that we will ever achieve positive margins on our revenues, and failure to do so could cause our business to suffer.

Our Brand Identity Is Critical To Our Success.

      Recognition and positive  perception of the TeleBlock(R) brand name in the
telecommunications   industry  is  critical  to  our  success.  We  have  only
recently begun to develop our brand name and we may not achieve our desired goal of increasing the awareness of our brand name. Even if recognition of our brand name increases, it may not lead to an increase in the number of customers using our product.

We Depend On Key Personnel And Our Failure To Attract Or Retain Key Personnel Could Harm Our Business.

      Our success largely depends on the efforts and abilities of key executives and consultants, including Dean Garfinkel, our President and Chairman, Barry Brookstein, our Chief Financial Officer, and Stefan Dunigan, our Vice President of Operations. The loss of the services of Messrs. Garfinkel, Brookstein, or Dunigan could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We presently maintain a key-man life insurance policy on Messrs. Garfinkel and Dunigan, not on Mr. Brookstein.

We Depend On Montgomery As A Financing Source, Which Could Hamper Our Ability To Obtain Or Renew Funding From Third Parties

      At February 1 ,2006, we owed to Montgomery a total of $609,333 in debt and accrued interest thereon, consisting of the following: (i) debt of $600,000 and (ii) accrued interest thereon of $9,333. We are not currently in default of any of our foregoing obligations to Montgomery. Pursuant to the terms of the foregoing promissory notes and debentures, our non-cash assets have been pledged to Montgomery as security for repayment of our obligations to them.

      Our dependence on Montgomery for financing may hamper our ability to raise, obtain or renew funding from third parties. Third parties may not engage in financing arrangements with us because they would not want to be in a junior position to Montgomery. Accordingly, we may be unable to obtain financing from out sources than Montgomery, which in turn may affect our ability to raise additional funds for growth.

                        RISKS RELATED TO OUR INDUSTRY

Because Our Business Is Highly Dependent On Regulations That Change, Our Business Is Subject To A Variety Of Risks.

      Our products are all based upon providing to the teleservices industry the technologies, information, and services needed to properly respond to state and federal regulations. The most important of these regulations is DNC, the development of our TeleBlock service was based upon the concept of giving teleservices companies the ability to comply with state DNC rules. Our other products, including the Regulatory Guide, the Compliance Testing & Solutions compliance review service, ongoing enhancements to the TeleBlock service itself, and the planned Registration Guide, similarly rely upon government regulations to create the need for our product. Since the regulations are in fact a patchwork of state and federal rules, one risk the Company faces comes from the potential for changes and/or reductions in the number and/or complexity of the state and federal teleservices rules. In addition, if we fail to comply with applicable regulations, or if the regulations change in a manner adverse to us, our business and operating results may suffer.

We Cannot Be Sure That We Will Compete Successfully With Our Present Or Future Competitors Who May Have Greater Resources.

      Although we believe there is no direct competitor to our TeleBlock process, certain companies may provide services which indirectly compete with TeleBlock. Competitors most likely include list brokers, scrubbing companies, computer telephony providers, systems integrators, hardware and software suppliers. Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do. As a result, certain of these competitors may be able to develop and expand their product and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can. We cannot be sure that we will compete successfully with our existing competitors or with any new competitors.

If We Are Required To Reduce The Prices We Charge For Our Teleblock(R) Process, Our Margins May Be Negatively Affected And Our Ability To Continue To Generate Cash Flows From Operations May Be Diminished.

      In the event we can not charge adequate prices for our TeleBlock(R) process, our revenues may be negatively impacted and our ability to generate cash flows from operations may be diminished.

If We Are Unable To Meet The Rapid Changes In Technology, Our Existing Service Could Become Obsolete.

      The telecommunications industry is marked by rapid technological change, frequent new product introductions, Internet-related technology enhancements, uncertain product life cycles, changes in client demands and evolving industry standards. We cannot be certain that we will successfully develop and market new products, new product enhancements or new products compliant with present or emerging telecommunications technology standards. New products based on new technologies or new industry standards can render existing products obsolete and unmarketable. To succeed, we will need to enhance our current products and services and develop new ones on a timely basis to keep pace with developments related to the telecommunications technology and to satisfy the increasingly sophisticated requirements of our clients. Any delays in developing and releasing enhanced or new products and services could harm our business.

If We Are Unable To Maintain Or Enhance Our Back Office Information Systems, We May Not Be Able To Increase Our Revenue As Planned Or Compete Effectively.

      Sophisticated back office information systems are vital to our revenue growth and our ability to monitor costs, bill customers, initiate, implement and track do not call databases and achieve operating efficiencies. To increase revenue, we must select products and services offered by third-party vendors and efficiently integrate those products and services into our existing back office operations. We may not successfully implement these products, services and systems on a timely basis, and our systems may fail to perform as we expect. A failure or delay in the expected performance of our back office systems could slow the pace of our revenue growth or harm our competitiveness by adversely affecting our service quality.

                        RISKS RELATED TO THIS OFFERING

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

  o     With a price of less than $5.00 per share;

  o     That are not traded on a "recognized" national exchange;

  o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

  o In issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $5 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

      Prior to this filing, there has been a limited market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact our shareholders' ability to sell shares of our common stock.

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 50,000,000 shares of common stock outstanding as of February 10, 2006, 2,500,000 shares are freely tradable without restrictions.

      Upon completion of this offering, and assuming all shares registered in this offering are issued upon conversion of secured convertible debt and then resold in the public market, there will be an additional 67,720,786 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying Registration Statement.

Existing   Shareholders   Will  Experience   Significant   Dilution  From  The
Conversion Of The 2005 Secured Convertible Debentures

      Montgomery may convert the November 2005 Debentures described herein into shares of the Company's common stock, at a conversion price which is equal to the lower of the lowest closing bid price of our common stock at any time during the 10 trading days before the filing the accompanying registration statement, or 80% of the lowest price per share in the last reported trade of our common stock on the Pink Sheets or on the exchange which the common stock is then listed, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date, which conversion price may be adjusted from time-to-time pursuant to certain other terms of the November 2005 Debentures. The subsequent sale of such shares by Montgomery could cause significant downward pressure on the price of the Company's common stock. This is especially the case if the shares being placed into the market exceed the market's demand for the shares of the Company's common stock. As the stock price of the Company's common stock declines, Montgomery will be entitled to receive an increasing number of shares under the convertible debentures. The sale of such increasing number of shares by Montgomery could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering. In addition, the lower our stock price, the more shares of common stock we will have to issue upon conversion of the November 2005 Debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

The Shares Available For Sale Immediately By The Selling Security Holders Could Significantly Reduce The Market Price Of Our Common Stock.

      The market price of our common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that those sales could occur. A drop in the market price could adversely affect holders of our common stock and could also harm our ability to raise additional capital by selling equity securities.

Control By  Existing  Stockholders  May Limit Your  Ability To  Influence  The
Outcome  Of  Director  Elections  And  Other  Matters  Requiring   Stockholder
Approval.

      Our executive officers, directors and entities affiliated with them will, in the aggregate, beneficially own 41.9% of our common stock following this offering. If they were to act in unison, these stockholders could be able to exercise control over matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. This concentration may also have the effect of delaying or preventing a change in control of our company, which could have a material adverse effect on the value of the common stock you purchase in this offering. Our executive officers, directors and their affiliates may take these actions as stockholders even if they are opposed by you or other stockholders of our company, including those stockholders who purchase our common stock in this offering.

New Investors In Our Common Stock Will Experience Immediate And Substantial Dilution.

   The offering price in that offering is substantially higher than the book value per share of our common stock., which is currently negative. Investors purchasing common stock in this offering will, therefore, incur immediate dilution of $0.35 net tangible book value per share of common stock, based on the anticipated offering price of $0.30 per share.

The  Sale  Of  Material   Amounts  Of  Common  Stock  Under  The  Accompanying
Registration Statement Could Encourage Short Sales By Third Parties

      In many circumstances, similar provisions as those contained in the November 2005 Debentures for companies that are traded on the Pink Sheets has had the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if CSC has not performed in such a manner to show that the debt raised will be used to grow CSC. Such an event could place further downward pressure on the price of common stock.

      The outstanding November 2005 Debentures are convertible at a discount to the market price of our common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of CSC' stock price. Persons engaging in short sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. Because the November 2005 Debentures are convertible at a discount to market, it is possible that the debentures could be converted if the market price of our common stock declines, thus, supplying any short sellers with the opportunity to cover their short positions. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long position in the stock.

      If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

We Have Certain Provisions In Our Charter Documents That Could Delay Or Prevent An Acquisition Of Our Company, Even If Such An Acquisition Would Be Beneficial To Our Stockholders.

      Provisions of our Articles of Incorporation and bylaws allow the Board of Directors to issues shares of authorized common stock without having to obtain the approval of shareholders. Such provisions could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

The Price You Pay In This Offering Will Fluctuate

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Pink Sheets. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Have To Sell Our Securities At A Lower Price Than The Arbitrary $0.30 Per Share Offering Price In This Offering.

      The per share offering price in this offering has been arbitrarily set. The per share offering price has no relationship to actual value of the common stock offered in this offering. In order to execute our business plan, we will have to raise substantial additional capital. Most likely, we will attempt to sell our equity securities to raise additional capital. In order to sell additional equity securities, we may have to offer such securities at a price below the per share price you are being offered. Furthermore, if we engage a placement agent or underwriter in the future, the offering price in future financings will be determined, in large part, by such placement agent or underwriter. The negotiations between us and a placement agent or underwriter in future financings may dictate that we sell equity securities at substantially lower prices than the offering price in this offering.

The Issuance Of Shares Of Common Stock Under This Offering Could Result In A Change Of Control

      We are registering 71,220,786 shares of common stock in this offering, 2,720,786 of which are currently issued and outstanding. These 71,220,786 shares represent approximately 14% of our authorized capital stock and would upon issuance represent approximately 59% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. The risk to investors stemming from a change of control is that risk associated with the fact that the present management has a deep understanding of businesses and has established good relationships with critical employees, current customers and our potential customers, and accordingly, a change in control may lead to a loss in critical employees and/or customers and/or a period of time during which we are not operating at maximum efficiency due to the disruption caused by a change of control.

                          FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

                             SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to CSC and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information following this table.

                                                            Percentage                          Percentage of
                                           Shares           Outstanding                           Shares
                                        Beneficially          Shares          Shares to be     Beneficially
          Selling                       Owned Before    Beneficially Owned     Sold in the      Owned After
         Stockholder                      Offering      Before Offering (1)     Offering         Offering
         -----------                      --------      -------------------     --------         --------
Montgomery Equity Partners,
Ltd. (2)                                          0                0%          65,000,000 (3)          0%
Dean Garfinkel (4)                       10,780,708           65.660%             819,514          1.151%
Maddy Brestin (5)                         1,212,879            7.387%             327,804          0.460%
Charles and Barbara
Baldassano (6)                              163,903            0.998%              65,561          0.092%
Melissa Brestin (7)                       1,147,318            6.987%             327,804          0.460%
Garrett and Janis Garrison
(8)                                         491,708            2.994%             196,683          0.277%
Robert Gordon (9)                           163,903            0.998%              65,561          0.092%
Lisa Gordon-Loozis (10)                     163,903            0.998%              65,561          0.092%
Melvin Ilberman (11)                        163,903            0.998%              65,561          0.092%
Victor Jacobs (12)                          327,806            1.998%             131,123          0.184%
Mark and Lisa Kirsch (13)                   163,903            0.998%              32,781          0.046%
Martin Kirsch (14)                          163,903            0.998%              32,781          0.046%
Neal Kirsch (15)                            163,903            0.998%              32,781          0.046%
Barry and Rheba Kronberg (16)               163,903            0.998%              32,781          0.046%
Babak Nahavandi (17)                        163,903            0.998%              65,561          0.092%
Constance Osattin (18)                      163,903            0.998%              65,561          0.092%
Miriam B. Singer (19)                       327,806            1.998%             131,123          0.184%
Ellen Thorn and Gerald
Stoner (20)                                 327,806            1.998%             131,123          0.184%
Iosif  Uvaydov (21)                         163,903            0.998%              65,561          0.092%
Robert Lippe (22)                                 0                0%              65,561          0.092%
Patrick D. Bernardi (23)                          0                0%              50,000          0.070%
Cale Corporation (24)                             0                0%              50,000          0.070%
Tangerine Communications
Ltd. (25)                                         0                0%           1,500,000          2.106%
Trident Venture Group (26)                        0                0%           1,000,000          1.404%
Ramkrishna Singh (27)                             0                0%             500,000          0.702%
Transnational Capital
Corporation (28)                                  0                0%             400,000          0.562%
                        TOTAL            16,418,964          100.000%          71,220,786        100.000%

(1) Applicable percentage of ownership is based on 50,000,000 shares of common stock outstanding as of February 14, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 14, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 14, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)  Includes   65,000,000   under  the  November  2005   Debentures  held  by
    Montgomery that are convertible into shares of common stock within 60 days of February 14, 2006.

(3) The total amount of shares to be sold in the offering by Montgomery is comprised of 65,000,000 shares, which are being registered pursuant to the November 2005 Debentures. Please note that the terms of the November 2005 Debentures held by Montgomery provide that, except upon an event of default or at maturity (or if waived in writing upon 65 days written notice), in no event shall Montgomery be entitled to convert the November 2005 Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Montgomery and its affiliates to exceed 4.99% of the total outstanding shares of CSC following such conversion. Please also note that for the November 2005 Debentures conversion, we are assuming a market price of $0.30 per share.

(4) Consisting of 9,834,170 beneficially owned by Mr. Garfinkel, an additional 127,024 owned by his children for which Mr. Garfinkel is the custodian, and 819,514 shares underlying warrants that were transferred to Mr. Garfinkel pursuant to a legal separation agreement with his wife, Alison Garfinkel, in 2005. The shares owned by Mr. Garfinkel include founders' stock and shares issued as compensation during 2003-2005. Mr. Garfinkel makes all his own investment decisions.

(5) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(6) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(7) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(8) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(9) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(10) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(11) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(12) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(13) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(14) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(15) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(16) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(17) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(18) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(19) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(20) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(21) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(22) Consists of shares underlying warrants that were issued when the stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

(23) Consists of shares purchased in a "Texas 504" offering conducted by GSA in the Spring of 2005. All investment decisions are made by Mr. Bernardi.

(24) Consists of shares purchased in a "Texas 504" offering conducted by GSA in the Spring of 2005. All investment decisions are made by Ludwell Strickler, its President.

(25) Consists of shares purchased in a "Texas 504" offering conducted by GSA in the Spring of 2005. All investment decisions are made by Amar Bahadoorsingh, its President.

(26) Consists of shares purchased in a "Texas 504" offering conducted by GSA in the Spring of 2005. All investment decisions are made by Rod Jao, its President.

(27) Consists of shares purchased in a "Texas 504" offering conducted by GSA in the Spring of 2005. All investment decisions are made by Mr. Singh.

(28) Consists of shares purchased in a "Texas 504" offering conducted by GSA in the Spring of 2005. All investment decisions are made by Marco Delgado, its President.

Shares Acquired In Financing Transactions With Montgomery

      Montgomery is the holder of the November 2005 Debentures, all as described below. All investment decisions of Montgomery are made by its general partner, Yorkville Advisors, LLC ("Yorkville"). Mark Angelo, the Managing Member of Montgomery, makes the investment decisions on behalf of Yorkville. These shares are issuable upon Montgomery converting the November 2005 Debentures, which are described below.

The November 2005 Debentures

      On November 30, 2005, CSC entered into a Securities Purchase Agreement (the "SPA") with Montgomery whereby CSC could sell to Montgomery up to $1,000,000 of secured convertible debentures pursuant to the terms contained in the debentures and related financing agreement described below (the "November 2005 Debentures"). Under the terms of the November 2005 Debentures, Montgomery is entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding under the November 2005 Debentures into shares of CSC's common stock, $0.001 par value per share, at a price per share equal to the lower of (i) the lowest closing bid price of CSC's common stock at any time during the 10 trading days before the filing of the accompanying registration statement, or (ii) 80% of the lowest price per share in the last reported trade of CSC's common stock on the Pink Sheets or on the exchange which the common stock is then listed, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date, which conversion price may be adjusted from time-to-time pursuant to certain other terms of the November 2005 Debentures. The November 2005 Debentures are secured by all of the Company's assets not otherwise specifically pledged, have two-year maturity dates, and accrue interest at 10% per annum. On December 2, 2005, the Company sold the first $600,000 hundred thousand dollars of the November 2005 Debentures to Montgomery. This debenture, which matures November 30, 2007, bears interest at 10% per annum, calculated on a 360-day year basis. CSC paid, Yorkville, an affiliate of Montgomery, commitment, structuring and due diligence fees totaling $112,500, which fees were deducted from the proceeds of this debenture, and also paid a $30,000 finder's fee to an unrelated third party, which fee fees were paid Leonard Neuhaus. The Investor Registration Rights Agreement (the "IRRA") related to the SPA that we also entered into with Montgomery on November 30, 2005, require CSC to: (i) merge with and into a public shell company, (ii) file the accompanying registration statement for the Surviving Entity with the United States Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") with the provision that Montgomery purchase the remaining $400,000 balance of the November 2005 Debentures two (2) days before the accompanying registration statement is filed.

      In the accompanying registration statement, 65,000,000 shares are being registered under the November 2005 Debentures.

Shares Being Registered On Behalf of Other Selling Stockholders (the "Texas 504 Shares")

      In the accompanying registration statement, 2,720,786 shares are being registered on behalf of other selling stockholders, which shares are underlying warrants to purchase shares of CSC common stock that were issued to them by CSC in 2003. This group of selling shareholders consist of the following persons:

      Dean Garfinkel, who shares underlie warrants that were transferred to Mr. Garfinkel pursuant to a legal separation agreement with his wife, Alison
Garfinkel, in 2005.   He makes his own investment decisions.

      Maddy Brestin, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This selling stockholder makes its own investment decisions.

      Charles and Barbara Baldassano, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This selling stockholder makes its own investment decisions.

      Melissa Brestin, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Garrett and Janis Garrison, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Robert Gordon, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Lisa Gordon-Loozis, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Melvin Liberman, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Victor Jacobs, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Mark Kirsch, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Martin Kirsch, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Neal Kirsch, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Barry and Rheba Kronberg, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Babak Nagavandi, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Constance Osattin, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Miriam B. Singer, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Ellen Thorn and Gerald Stoner, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Losif Uvaydov, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

      Robert Lippe, whose shares underlie warrants that were issued when the selling stockholder purchased a secured promissory note from CSC between June and September 2003. This other selling stockholder makes its own investment decisions.

Shares Being Registered On Behalf of Other Selling Stockholders (the "Texas 504 Shares")

      In the accompanying registration statement, 3,500,000 shares are being registered on behalf of other selling stockholders who acquired such shares in a "Texas 504" offering conducted by GSA in 2005. This group of selling shareholders consist of the following persons and entities:

      Patrick D. Bernardi , who purchased his shares in a "Texas 504" offering conducted by GSA in the Spring of 2005. Mr. Bernardi makes his own investment decisions.

      Cale Corporation, a Texas corporation, which purchased its shares in a "Texas 504" offering conducted by GSA in the Spring of 2005. Mr. Ludwell Strickler makes investment decisions on behalf of this entity.

      Tangerine Communications, Ltd., a British Columbia corporation, which purchased its shares in a "Texas 504" offering conducted by GSA in the Spring of 2005. Mr. Amar Bahadoorsingh makes investment decisions on behalf of this entity.

      Trident Ventures Group, a British Columbia corporation, which purchased its shares in a "Texas 504" offering conducted by GSA in the Spring of 2005. Mr. Rod Jao makes investment decisions on behalf of this entity.

      Ramkrishna Singh, who purchased his shares in a "Texas 504" offering conducted by GSA in the Spring of 2005. Mr. Singh makes his own investment decisions.

      Transnational Capital Corporation, a British Columbia corporation, which purchased its shares in a "Texas 504" offering conducted by GSA in the Spring of 2005. Mr. Marco Delgado makes investment decisions on behalf of this entity.

                               USE OF PROCEEDS

      This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

      For illustrative purposes, we have set forth below our intended use of proceeds we may receive under the Secured Convertible Debentures. The table assumes estimated offering expenses of $85,000.

                     Gross Proceeds:                   $1,000,000
                       Fees to Yorkville                  127,500
                      Acquisition of GSA, including
                       fees to Knightsbridge              100,000
                      Finder's Fee                         50,000
                      Offering Expenses*                  172,500
                     Net Proceeds                         550,000
                     USE OF PROCEEDS:
                     Corporate and Working Capital        550,000
                     Total                                550,000

----------
     * = estimated (described below)

      CSC has represented to Montgomery that the net proceeds the Company receives under the November 2005 Debentures will be used for general corporate and working capital purposes only.

                             PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders, and with the exception of Montgomery as principal or through one or more underwriters, brokers, dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the Pink Sheets or any other market on which the price of our shares of common stock are quoted, or (ii) in transactions otherwise than on the Pink Sheets or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Montgomery was formed on September 27, 2004, as a Delaware limited partnership. Montgomery is a domestic hedge fund in the business of investing in and financing public companies. Montgomery does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all of the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Montgomery and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate that the expenses of the offering to be borne by us will be approximately $172,500. These offering expenses consist of an SEC registration fee of $2,286, printing and engraving fees and expenses of $10,000, audit fees of $102,500, legal fees and expenses of $50,000, and miscellaneous expenses of $7714. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

   The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this Prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying Registration Statement must be filed with the Commission.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

      The following information should be read in conjunction with the consolidated financial statements of CSC and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this filing that are not
statements  of  historical   or  current  fact   constitute   "forward-looking
statements."

Going Concern

       Our financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

       Our independent auditors have added an explanatory paragraph to their audit opinions issued on our financial statements for the year ended December 31, 2004, which states that the Company has had recurring losses from operations, and has working capital and shareholder deficits, which factors raise substantial doubt regarding the Company's ability to continue as a going concern.

       The Company's operations involve a number of risks and uncertainties. Factors that could affect the Company's future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technology change, uncertainty of market acceptance of the Company's products and services, competition from substitute products and larger companies, protection of proprietary technology, the ability to generate sufficient capital to fund operations, strategic relationships and dependence on key individuals.

      As reported in the accompanying financial statements, the Company incurred net losses of $917,441 for the nine months ended September 30, 2005, and net losses of $1,880,508 and $1,293,769 for the years ended December 31, 2004 and 2003, respectively. At December 31, 2004 and September 30, 2005, the Company had shareholders' deficits of $4,334,470 and $2,490,339, and had working capital deficits of $31,317 and $627,825, respectively.

      To address  our going  concern and  liquidity  issues,  we are  pursuing additional financing, restructuring existing debt and new business opportunities. The Company has obtained new secured debt financing. Upon the effectiveness of this registration statement, of which there can be no assurance, management of the Company believes its ability to obtain additional debt and/or equity financing will be significantly increased.

      The ability of the Company to continue as a going concern is dependent on the amount and nature of available financing and the Company's future ability to generate increased revenues and operate profitably. There is no assurance that the Company will be successful in attaining these objectives. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Critical Accounting Policies

      CSC's consolidated financial statements and related public information are based on the application of generally accepted accounting principles in the United States ("GAAP"). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that may have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various assumptions that we believe are reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

      Our significant accounting policies are summarized in Note 2 of our consolidated financial statements. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements. Our critical accounting policies are discussed below.

Revenue Recognition

      We earn a fee for each telephone solicitor's call attempt (whether or not the call is completed) which generates a query to one of two data bases of DNC telephone numbers. These inquiries are first routed through telephone carriers and then to the applicable data base distributor and the volume of queries is tracked by the distributor and such data is available to the Company for monitoring.

      The distributors submit monthly remittances together with the related monthly activity reports. We have a contractual right to audit such reports. Revenue is recorded based upon the remittances and reports submitted. We routinely audit the monthly call counts submitted to us. Any adjustments to revenue resulting from these audits are recorded when billed. Historically, these adjustments have not been significant. In the event that such adjustments do become material in the future, it is possible that, at times, we may have to correct previously reported interim results.

Deferred Registration Costs

      We deferred the costs associated with our planned registration of our common stock with the SEC. These costs will be charged directly to additional paid-in capital against the value of the Company's shares that are issued to convert the new secured convertible debenture. If the registration statement is not effective within a year of incurring these costs, the costs will be expensed.

Patents

      CSC owns the TeleBlock DNC blocking patent, which is recorded at cost and is being amortized over its 15-year life on a straight line basis. In addition, we are in the process of registering patents in Europe. When the registration process is completed, these patents costs will be amortizable until September 2024, the 20th anniversary of the application date.

Impairment of Long-lived Assets

      Long-lived assets, including our property, equipment, capitalized software and patents are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

      For long-lived assets used in operations, impairment losses are only recorded if the asset's carrying amount is not recoverable through its undiscounted, probability-weighted cash flows, including estimated net proceeds if we were to sell a long-lived asset. When applicable, we measure the impairment loss based on the difference between the carrying amount and estimated fair value.

      We periodically review our long-lived assets, in light of our history of operating losses, but under the methodology described above, we have not been required to record any impairment losses. Should applicable external factors such as competition, governmental regulations or other market conditions change in such a way as to be materially adverse to our business, impairment losses might be required in the future.

Financing Alternatives

      Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and equity financing alternatives to sustain operations. Whether such financing will be available as needed, and the ultimate form of such financing is uncertain, the effects of this uncertainty could eventually lead to a significant curtailment, or even a complete cessation of our operations.

Management's Plans

      In the next 12, CSC plans to pursue sales of our products by:

   o  continuing to sell TeleBlock through our various sales channels;

   o expanding TeleBlock sales through our launch of VoIP which will allow TeleBlock usage anywhere in the world and in those areas where we lack distributors locally;

   o  increasing   Teleblock   sales  through  our  strategic   alliance  with
      predictive dialer companies;

   o  establishing a sale force to market our products; and

   o  increasing our online sales by the addition of other online products.

      Management will also continue to seek additional debt and/or equity financing

Results of Operations

Results Of Operations For The Nine Months Ended September 30, 2005 Compared To The Nine Months Ended September 30, 2004

      Revenues for the nine months ended September 31, 2005 were $1,426,910 compared to revenues for the same period for 2004 of $1,548,578. This decrease of $121,668, or 7.9%, was due to volume driven decreases of 10% and 6.7% for the Company's two principal distributors, the latter decrease largely attributable to that distributor's bankruptcy filing, thereby causing a loss of customer base, which, in turn, translated into less revenue for the Company. The Company continues to do business with the buyer of that distributor's business. However, the overall decrease in volume experienced during the first nine months of 2005 is expected to continue for the near term. See the "Liquidity and Capital Resources" section below.

      Cost of revenues for the nine months ended September 31, 2005 totaled $350,976 and decreased by $11,450, or 3.2%, when compared to cost of revenues of $362,426 for the same period in 2004. This decrease was attributable to the lower sales volume.

       Interest expense was $368,206 for the nine months ended September 31, 2005 whereas interest expense for the same period of 2004 was $377,078. This decrease of $8,872, or 2.4%, was attributable to the conversion of secured notes to capital stock of the Company from June, 2005 through September
2005. In addition, interest expense in 2005 and 2004 included in-kind payments of our common stock for interest expense of $71,130 and $113,554, respectively.

      Selling, general, and administrative expenses totaled $1,625,169 for the nine months ended September 31, 2005 and were $92,699, or 5.4%, lower than selling, general, and administrative expenses of $1,717,868 for the same period of 2004. Salaries and benefits decreased by $13,849, mainly due to the resignation of an officer of the Company. The resignation resulted in a decrease of officer salaries of $60,000 that was partially offset by increased salaries for salesmen as well as consulting expense of $10,000 for the former officer. Advertising expense decreased by $13,849 and was due to less use of print ads in trade magazines.

      CSC had a net loss of $917,441 for the nine months ended September 30, 2005 compared to a net loss of $908,794 for the same period last year. The increase in net loss of $8,647 or 1.0% was primarily attributable to the offset of the decrease in net revenue of $110,218 by the reduction in other selling, general and administrative expenses of $92,699.

Results of Operations for Year Ended December 31, 2004 Compared To The Year Ended December 31, 2003

      Revenues for the year ended December 31, 2004 were $2,114,285 compared to revenues for the prior year of $1,348,176. This increase of $766,109, or 56.8%, was substantially due to a contractual change in the way one of our major distributors was required to compensate us. Revenue was previously earned based upon a percentage of billings. During 2004, revenue from this customer was generated on a transaction basis instead of the previous percentage of revenue basis. Accordingly, we received income based upon each query of our database. This change resulted in a significant increase in revenue. Revenue from a second major distributor increased by 11%, due to an increased volume of call counts. Finally, online sales of our regulatory guide increased by $39,126.

      Cost of revenues for the year ended December 31, 2004 totaled $492,815 and increased by $109,798, or 28.7%, when compared to cost of revenues of $383,017 for the same period in 2003. This increase was attributable to three areas as follows: Higher fees were paid to host and track our database due to the increase in call volume; online regulatory guide sales were higher thereby creating higher corresponding costs; and lastly, the cost to maintain the database increased during 2004.

      Interest expense was $505,806 for the year ended December 31, 2004 whereas interest expense for the same period of 2003 was $374,568. This increase of $131,238, or 35.0%, was primarily attributable to the interest on the $1,500,000 of secured notes during 2004, issued during the latter part of 2003. Interest expense in 2004 included an in-kind payment of our common stock for $149,570 of interest expense; in 2003, no in-kind payment was made.

      Selling, general, and administrative expenses totaled $2,409,433 for the year ended December 31, 2004 and were $61,666, or 2.5%, lower than selling, general, and administrative expenses of $2,471,099 for the same period of 2003. Salaries and benefits increased by $126,290, principally due to the addition of sales personnel. This increase was offset by a decrease in advertising of $121,261. As the Company redirected its selling efforts, it decreased its use of print ads in trade magazines.

      CSC had a net loss of $1,293,769 for the year ended December 31, 2004 compared to a net loss of $1,880,508 for the same period last year. The reduction in net loss of $586,739, or 31%, was primarily attributable to increased revenues of $766,109.

      The Company and its subsidiaries have all been electing S-Corporations filing status and accordingly have not been subject to federal or state income taxes. Absent such elections, the Company's losses would not have resulted in reported tax benefits, due to the uncertainty of future taxable income. Upon the CSC-GSA merger on February 10, 2006, the Company and its subsidiaries all became C-Corporations retroactive to January 1, 2006. Future taxable losses will now be available to offset subsequent future taxable income, if any.

Liquidity and Capital Resources

      Cash used in operations was $934,523 and $1,274,330 for the years ended December 31, 2004 and December 31, 2003, respectively. It is comprised of the Company's net loss adjusted for non-cash items and is offset by changes in assets and liabilities. The net loss adjusted for non-cash items was $991,741 for the year ended December 31, 2004, compared to $1,422,952 for the same period in 2003. The net loss for 2003 included $318,614 of charges for revenue rights amortization. The revenue rights were amortized through 2003. The changes in assets and liabilities decreased the Company's net cash used in operations by $57,218 and $148,622 for the years ended December 31, 2004 and December 31, 2003, respectively. Cash used in investing activities for fiscal 2004 was $27,543, and for fiscal 2003 was $237,978. The decrease in cash used in investing activities in 2004 was attributable to significantly lower payments for capitalized software costs. For the year ended December 31, 2004 cash provided from financing activities was $1,001,595, as compared to $1,238,957 for the prior year. During 2004, the Company sold $210,000 of secured notes, the balance of the $1,500,000 secured note offering that began in 2003. In addition, two officers/shareholders loaned Compliance Systems $1,000,000. There was a net increase in cash of $39,529 to $134,345 for the year ended December 31, 2004, as compared to $273,351 to $94,816 for 2003.

      CSC's working capital deficit was $627,825 as of September 30, 2005, compared to a deficit of $31,317 as of December 31, 2004. Approximately $150,000 in principal payments on notes subsequently restructured to be paid after 2005 or later converted to equity had the effect of decreasing the 2004 working capital deficit by that amount for the year ended December 31, 2004, in accordance with Statement of Financial Accounting Standards No. 6, which states that the current and long-term maturities of the Company's debt obligations, whose repayment terms are substantially modified, either due to partial in-kind payments, conversion to equity, voluntary agreement by related party holder or by contractual requirement, are reclassified to exclude those amounts from current liabilities. The September 30, 2005 working capital deficit includes $300,000 in short term notes that mature within one year.

      During the nine months ended September 30, 2005 and September 30, 2004, cash used in operations was $434,548 and $644,675, respectively. The net loss adjusted for non-cash items was $$639,436 for the nine months ended September 30, 2005, compared to $647,936 for the same period in 2004. The changes in assets and liabilities decreased the Company's net cash used in operations by $204,888 and $3,261 for the nine months ended September 30, 2005 and September 30, 2004, respectively. Cash used in investing activities for the period ended September 30, 2005 was $64,510, whereas for the same period in 2004 $8,434 was provided. The increase in cash used in investing activities in 2005 was due to an increase in payments for property, equipment and capitalized software costs, in addition to increased deposits on a surety bond and to our VoIP product provider. For the nine months ended September 30, 2005, cash provided from financing activities was $421,445, as compared to $663,305 for the same period in 2004. This decrease of $241,860 was primarily the result of payments made for the purchase of treasury stock totaling $130,000, and payments of deferred loan costs, $23,273, and deferred public offering costs, $66,533. There was a net decrease in cash of $77,613 for the period ended September 30, 2005, as compared to an increase of $27,064 for the same period in 2004. Compliance Systems has cash on hand of $56,732 as of September 30, 2005. Cash-on-hand, together with the collection of receivables, reductions in expenses, and other financing transactions, including the expected issuance of the $400,000 balance of secured convertible debentures in February 2006, will be sufficient for the Company to continue operations through March 31, 2006. Subsequent to that date the Company will need additional financing.

      CSC's primary need for cash during the next twelve months is to satisfy current liabilities of $974,551. As of September 30, 2005, we had a working capital deficit of $627,825, which means that our current liabilities exceeded our current assets on September 30, 2005 by that amount. This working capital deficit increased significantly from the working capital deficit of $31,317 as of December 2004, and was due to several short term notes that will mature within one year. The effect of the current maturities is exacerbated due to the reclassification, in accordance with generally accepted accounting principles, of short-term debt at December 31, 2004 that was subsequently deferred and/or paid in-kind, whereas similar agreements applicable to outstanding balances at September 30, 2005, although being negotiated, have not been finalized.

      CSC's current cash flow requirements are expected to be approximately $245,000 per month, including payroll, rent, utilities, insurance, and professional fees. We have most recently been receiving approximately $90,000 a month from our current customer base. We hope to attain profitable operations through increased sales of our products. However, until profitable operations are obtained CSC will need to raise additional capital to finance our current operations as well as any growth. The terms our new secured convertible debentures are such that for the short-term, the source of any additional financing will most likely be Montgomery. For the long-term, the Company expects that it will seek equity financing from the public market. CSC estimates that it will require $4,500,000 to fund its operations for a twelve-month period commencing on the date on which the Company anticipates the accompanying registration statement will become effective, including approximately $2,500,000 for sales and marketing expenditures.

      On December 10, 2005, CSC entered into the SPA whereby the November 2005 Debentures were issued. During the year ended December 31, 2005, the Company received net proceeds of $310,000 after payment of various costs of $290,000 from the sale of $600,000 of debentures. As of February 14, 2006, the balance outstanding on the November 2005 Debentures was $600,000 and accrued interest was approximately $13,000. The November 2005 Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of: (i) the lowest closing bid price of CSC's common stock at any time during the 10 trading days before the filing of the accompanying registration statement, or (ii) 80% of the lowest price per share in the last reported trade of CSC's common stock on the Pink Sheets or on the exchange which the common stock is then listed, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date, which conversion price may be adjusted from time-to-time pursuant to certain other terms of the November 2005 Debentures. At maturity, the remaining unpaid principal and accrued interest under the November 2005 Debentures will be, at CSC's option, either paid or converted into shares of the Company's common stock at a conversion price calculated pursuant to the above-described formula. The November 2005 Debentures bear interest at 10% per annum and are secured by a related security agreement covering all of the Company's otherwise not specifically pledged assets.

Recent Accounting Pronouncements

       In December 2004, the FASB issued SFAS No. 123 (Revised), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. SFAS 123R will be effective for the Company in fiscal 2006. The pro forma disclosures previously permitted will no longer be an alternative to financial statement recognition. Under SFAS 123R, the company must determine the appropriate fair value model, the amortization method for compensation cost and the transition method to be used at date of adoption, either prospective or retrospective; neither method is expected to apply as the Company has not previously granted any stock options to its officers or employees.

       In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets-An Amendment of APB Opinion No. 29, Accounting for
 Non-Monetary Transactions" ("SFAS 153"). SFAS 153 eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005. Its adoption had no effect on the Company's consolidated financial statements.

                           DESCRIPTION OF BUSINESS

Overview

      Compliance Systems Corporation was incorporated on November 17, 2003 in the State of Nevada. Its predecessor operating company was incorporated in Delaware on November 7, 2002 pursuant to a corporate reorganization of several closely related companies that had commenced operations in December of 2001. On December 2, 2005, Compliance Systems Corporation conditionally acquired 85% of the common stock of GSA subject to the fulfillment of certain conditions. These conditions were satisfied in early-February 2006. On February 10, 2006, Compliance Systems Corporation merged with and into GSA whereby GSA became the Surviving Entity. On said date, the Surviving Entity changed its name to Compliance Systems Corporation and filed a Form 15c211 with the NASD. The merger had the same effect as what is commonly referred to as a reverse acquisition, in that the operating company now has public shareholders. The business of our predecessor operating company remains unchanged.

      We operate its principal businesses through our subsidiary, Call Compliance, Inc. ("CCI"), and we believe CCI is a leader in the development of innovative, technological compliance services and solutions for the telemarketing sector. We help telemarketing operations ensure compliance in highly regulated, strictly enforced DNC and other telemarketing guidelines environment. CCI designs, develops and deploys compliance products that we believe are effective, reliable, cost efficient and help alleviate many of the burdens placed upon telemarketers.

      CCI's primary product is the patented, multi-award-winning TeleBlock(R) DNC Blocking System, which has been deployed for over six years and has processed over three billion calls. We believe that no telemarketing entity that has deployed TeleBlock(R) across its outbound calling campaigns has ever been fined for a DNC violation. Also included in CCI's suite of compliance services is the Regulatory GuideSM, the only online and up-to-date compilation of state and federal telemarketing laws; ongoing compliance auditing delivered by Compliance Testing & Solutions ("CTS"), CCI's consulting division; and shortly we anticipate launching the Registration GuideSM , CCI's automatic online system for completing state telemarketing registration forms.

Our Business

      Our business is to provide compliance technologies, methodologies and services to the teleservices industry. We have developed a compliance technology called the TeleBlock(R) Call Blocking System ("TeleBlock(R)") which is a product that automatically screens and blocks outbound calls against federal, state, and in-house DNC lists. A patent for TeleBlock(R) was granted by the United States Patent and Trademark Office in December of 2001.

      Telemarketing companies that subscribe to TeleBlock(R) access it via a national SS7/IP platform managed by our alliance partner, VeriSign, Inc. SS7 is a system that puts the information required to set up and manage routing of telephone calls in a separate network rather than within the same network that the voice portion of a telephone call is made on. Using SS7, telephone calls can be set up more efficiently and with greater security. Special services such as name display, , toll-free service, and number portability are easier to add and manage with SS7.

      Our SS7/IP based deployment enables TeleBlock(R) to be offered to subscribers via standard telephone company offerings, including, but not limited to, analog telephone lines, T1s and PRIs. TeleBlock(R) was first deployed through VeriSign in November 2002; and since that time, we have been working closely with VeriSign in an effort to enter into contracts with telephone carriers to provide their customers with TeleBlock(R) on a commercial basis. To date, more than 40 telephone carriers and resellers, including Qwest, MCI, XO, and Paetec have licensed TeleBlock(R) and offer it to their customers who telemarket. The TeleBlock(R) service is currently being utilized by many Fortune 500 companies, including Cendant, Marriott, and John Hancock.

      TeleBlock(R) is also offered, via a VPN connection, by predictive dialer companies such as Stratasoft, Marketel, and Data-Tel, as well as in partnership with application service providers ("ASPs") such as Sales Lead Management and
VanillaSoft. We believe delivering TeleBlock(R) in this manner (via IPs) provides two significant advantages. First, we believe it allows for TeleBlock(R) to be easily implemented by any off-shore telemarketing company that calls in to the United States. Such offshore entities can use their predictive dialers or ASP services to directly query the TeleBlock(R) database, as opposed to using their local telephone carrier which, based upon geography, may not be able to obtain a direct TeleBlock(R) license. Second, the predictive dialer/ASP mode of TeleBlock(R) delivery gives domestic companies that have existing contracts with telephone carriers that do not license TeleBlock(R) the ability to directly obtain the TeleBlock(R) service. We are in talks with many other industry leaders to offer this IP version of TeleBlock(R).

      We continue to seek out additional avenues for enhancing the value of TeleBlock(R) in the teleservices arena. In 2002, in anticipation of changes to federal telemarketing rules, we filed a provisional patent application entitled "Caller Id Insertion Process." This TeleBlock(R) add-on service enables a telemarketer to insert in the SS7 Caller ID packet a calling number when Caller ID is not available from its equipment or telephone carrier. Alternatively, this service allows a telemarketer to insert a return number different from the calling number in the caller packet. The new federal rule requiring transmission of Caller ID went into effect in January of 2004, and our new functionality was available shortly thereafter. In 2005, we applied for patent protection in Greece for a modified version of the TeleBlock(R) system; and we believe this patent, if granted, will apply throughout the European Union. We anticipate that having this patent protection in place will enable us to deploy TeleBlock(R) technology world-wide, as the EU countries move to implement Do Not Call programs similar to those in the United States as well as the number of off-shore telemarketing companies that call into the USA continue to grow.

      In 2003, we signed agreements with the American Teleservices Association ("ATA") and the American Resort and Development Association ("ARDA") to produce and distribute a co-branded electronic newsletter and an online co-branded Regulatory GuideSM to their members. These publications provide up-to-the-minute information about developments in the continually changing legal landscape regarding telemarketing. The Regulatory GuideSM includes hundreds of subscribers, and we believe has become the industry "bible" for telemarketing related laws and regulations. The Regulatory GuideSM has also been branded by the Newspaper Association of America and TMCnet, a leading publisher serving the teleservices industry. In 2005, we also entered into an agreement with the ATA to provide to its members an online system designed to assist telemarketers to easily fill out voluminous state commercial registration forms, and we call this system the Registration Guide. This online service is currently in development, and we believe will be ready for the teleservices market or about the end of the first quarter of 2006.

      In 2006 will expect to enter the emerging world of Voice-Over IP ("VoIP") communications. In order to accomplish this, we formed a division called Citadel Telephone Company. Citadel has entered into a wholesale reseller agreement by which it will able to sell TeleBlock(R)-enabled dial tone, via VoIP, across the United States. The launch date for this additional product offering is scheduled for the spring of 2006. The Citadel TeleBlock(R) service provides us yet another avenue by which TeleBlock(R) can be offered to the teleservices industry.

      We have also partnered with TPG Telemanagement, Inc., the quality control management industry leader for many Fortune 500 clients, including Discover and Chase, to form an audit/consulting service called Compliance Testing & Solutions, LLC. CTS offers a complete review and analysis of a company's calling operations, incorporating all telemarketing regulations at the state and federal levels. By leveraging the respective strengths of the Company and TPG, we believe that CTS will be able to meet the growing needs of teleservices companies to establish the efficacy of their compliance policies and procedures.

The Patented TeleBlock(R) Service
The Process

      TeleBlock(R) is a DNC system that automatically blocks outbound calls to state and federally mandated DNC lists, the end-user's (the telemarketer's) own in-house proprietary DNC list, and other third party DNC lists. The system blocks these calls centrally, allowing for multiple offices and/or outsourced call centers to efficiently manage their DNC lists. The basic TeleBlock(R) system blocks these calls in the appropriate telephone company's central office. The system is a value-added feature treatment applied to the telemarketer's telephone lines (whether they are POTS lines, T1's or T3's). The system functions independently of the telemarketers' telephone equipment. TeleBlock(R) is compatible with all key systems, PBXs, predictive dialers, voice-messaging systems, fax broadcast equipment, etc.

      Our TeleBlock process automatically blocks a call by interfacing with a telemarketer who dials a number appearing on any of the applicable DNC lists, and instantaneously providing a recorded "blocked number" message. Other available features include standard or customized SIT tones for predictive dialers, "telemarketer-specific" customized messages, and the ability of the system to transfer a "blocked" caller to an IVR system or other department in the telemarketing organization. TeleBlock's(R) capabilities regarding customized SIT tones allows for the identifiable disposition of calls within a predictive dialer environment. The TeleBlock system provides for the customization of CLID messaging (via DialerIDSM), either in stand-alone mode or in conjunction with Campaign List ManagerSM.

      A web-based graphical user interface ("GUI") allows telemarketers to manage and administer all of the lists against which they wish to block calls. Available administrative features of TeleBlock include: number override (to allow certain numbers on lists to be called); full editing capabilities (additions/deletions/updates); searching capability; and a reporting module with standard and customizable reports. The system also allows the administrator to create and change passwords, display ANI/T1 authentication code tables, modify CLID messaging (DialerIDSM) and to change lists in real time based upon ANI/T1's utilizing Campaign List ManagerSM.

      The TeleBlock(R) system reviews each outgoing call by a telemarketer and compares it against state and federal DNC lists, the specific customer's in-house DNC list, as well as an "override" (allow) list. Based upon this comparison, the call is either blocked or processed like a normal call.

Sales Channels and Revenue Sources

      By leveraging the VeriSign Alliance Agreement, which calls for VeriSign to host and manage the TeleBlock(R) database and enable interconnection to and from various distribution models, we believe we are best positioned to efficiently sell licenses and connectivity. With VeriSign providing the backbone of this process, we have accomplished the dissemination of TeleBlock(R) access without having to build or adapt new infrastructure. Our TeleBlock(R) service is sold to end-user telemarketers in a variety of ways, all of which produce revenue to us:

      o Telephone carrier channel model -- supporting the sales efforts of existing sales channels of telephone carriers, such as MCI, XO Communications and Qwest. Telephone Carriers offer our TeleBlock(R) product as a value-add for any of its customers which use a telephone to solicit for goods or services. The telephone carrier charges its customers a query (transaction) fee for each call attempt made from any telephone line that has the TeleBlock(R) feature enabled. We, in turn, charge the telephone carrier monthly for all call attempts made by all of its customers. To date, more than 40 telephone carriers and resellers, including Vartec, Lightpath, Qwest, MCI, XO, and Paetec have licensed TeleBlock(R) and offer it to their customers who telemarket. The TeleBlock(R) service is currently being used by many Fortune 500 companies, including Cendant, Marriott, and John Hancock.

      o Direct sales targeting strategic prospects that rely upon the telephone to sell their good and services. Typically, these efforts are geared toward enterprise customers that have offices throughout the country. Our direct sales efforts assist these companies implement the TeleBlock(R) service by locating the right distributor (telephone carrier) for their specific needs and geography. These customers receive our service from their carrier and we receive revenue from the carrier as described above.

      o TeleBlock(R) is also offered by predictive dialer companies (i.e., companies that manufacture hardware and software systems that aid telemarketing entities in efficiently and cost-effectively managing their outbound calls) - examples include Datatel, Stratasoft, Marketel, and Nobel. Predictive dialer access to TeleBlock(R) is accomplished by connecting the predictive dialer to the VeriSign platform using a secure VPN connection. We believe that delivering TeleBlock(R) in this manner (via IP) provides two additional advantages. First, we believe it allows for TeleBlock(R) to be easily implemented by any offshore telemarketing company that calls in to the United States. Each such offshore entity makes use of its predictive dialer(s) to directly query the TeleBlock(R) database via the internet, as opposed to having to rely on a local telephone carrier that may not be able to obtain a TeleBlock(R) license. Second, it gives domestic companies that have a contract with a telephone carrier that does not currently license TeleBlock(R) the ability to obtain the TeleBlock(R) service via its predictive dialer(s). The dialer manufacturer charges its customers a query (transaction) fee for each call attempt made from the it's equipment that has the TeleBlock(R) feature enabled. We, in turn, charge the manufacturer monthly for all call attempts made by all of its customers.

      o TeleBlock(R) is also offered by hosted "Sales Force Automation" and "Customer Relationship Management" ASPs such as Sales Lead Management and VanillaSoft. These web-based software services embed access to the IP-based TeleBlock(R) service directly into their online systems. Users of these ASP systems can then make telephone calls directly from the web-based GUI interface and have each such call screened and blocked, via IP, against all DNC lists via TeleBlock(R). ). These companies charges their customers a query
            (transaction) fee for each call attempt made from the their equipment that has the TeleBlock(R) feature enabled. We, in turn, charge the company/companies monthly for all call attempts made by all of its customers

The Industry and Competition

      We believe there is no direct competition to our company and TeleBlock(R) ;that is, our patent protection prevents any company from providing a service that screens and blocks calls against DNC lists via the SS7/IP networks. However, there is one company that provide a service that is in some ways similar to TeleBlock(R), and there are other companies that provide what is known in the industry as database "scrubbing" services.

      Gryphon Networks of Norwood, Massachusetts, offers a product similar to our DialBlock(R) technology. We believe our TeleBlock product is different from the Gryphon DNC compliance product since we believe the Gryphon requires users to dial an access code, followed by a PIN number, to make use of the system. Once this is completed, the user completes a session of telemarketing, and the numbers dialed during this session are screened and blocked against DNC numbers via a system maintained by Gryphon. We believe the Gryphon system does not reside, like TeleBlock(R), on the SS7/IP network, so the screening/blocking does not take place via the user's telephone carrier. Instead, the screening/blocking process is completed by an "off-network" system created and managed by Gryphon. With the Gryphon system, each individual user must log in (via the access code and PIN number) in order for the screening to take place; accordingly, there is potential for individual callers to bypass the log in process.

      There also are many companies that "scrub" lists for telemarketers. Scrubbing is another word for database merging and purging, as applied to the removal of DNC numbers from prospect lists. We view scrubbing as a way to increase efficiency in a call center by allowing calls to go to users who are more likely to have an interest in the product being offered; however, we believe the enforcement actions taken against companies across the country for DNC violations highlights the fact that we believe scrubbing does not achieve the 100% compliance required under state and federal DNC laws.

      TeleBlock(R) enables telemarketers to meet the compliance demands of the agencies enforcing DNC rules. We believe TeleBlock(R) leverages the reliability of existing telecommunications technology to create the only DNC compliance system that screens and blocks outbound calls via a telemarketer's telephone carrier. We believe traditional database scrubbing techniques lack the centralization and standardization necessary to achieve 100% DNC compliance. It has been reported that even the most sophisticated of scrubbing campaigns will consistently have an error rate in the range of 0.5% to 3.0%. As an example, assuming a company makes one million calls per month, and has a DNC scrubbing error rate of even 0.1%, the company faces a potential annual exposure of over $130 million in fines at the federal level alone. We anticipate, therefore, that DNC compliance will be of paramount importance for any company that telemarkets.

      Over the next two years, we believe our company needs to gain significant market share by seeking out Fortune 500 clients, increasing our presence in the call center industry, and expanding our product availability through additional channels. We anticipate this will be accomplished through the development of a strong sales team and marketing organization.

      Although we believe there is no direct competitor to our TeleBlock process, certain companies may have products and provide services which indirectly compete with TeleBlock. Competitors most likely include list brokers, scrubbing companies, computer telephony providers, systems integrators,, hardware and software suppliers. Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do. As a result, certain of these competitors may be able to develop and expand their product and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can. We cannot be sure that we will compete successfully with our existing competitors or with any new competitors.

Recent Developments and Our Strategy

      In 2005, we entered into the emerging world of VoIP communications. In order to accomplish this, we formed a division called Citadel Telephone Company. Citadel has entered into a wholesale reseller agreement by which it will able to sell TeleBlock(R)-enabled dial tone, via VoIP, across the United States and throughout the world. The service is currently operating with customers in a BETA environment. The commercial launch date for this additional product offering is scheduled for late first quarter 2006. The Citadel TeleBlock(R) service provides us yet another avenue by which TeleBlock(R) can be offered to the teleservices industry.

      In 2005, we also entered into an agreement with the ATA to provide to its members an online system designed to assist telemarketers to easily fill out voluminous state commercial registration forms, which we call the Registration Guide. This online service is currently in development, and we believe will be ready for the teleservices market before the end of the first quarter of 2006. We anticipate this service will become a component of the regulatory guide web site allowing for immediate cross-sell opportunities from existing subscribers.

      We have also applied for patent protection in Greece for a modified version of the TeleBlock(R) system; and we believe this patent, if granted, will apply throughout the European Union. We believe that having this patent protection in place will enable the Company to deploy TeleBlock(R) technology world-wide, as the EU countries move to implement DNC programs similar to those in the United States as well as the number of off-shore telemarketing companies that call into the USA continue to grow.

Government Regulation

      Teleservices companies are confronted with a patchwork of state and federal statutes and regulations that govern virtually every element of their operations. These rules are largely focused on outbound calls (i.e., calls originating with the marketer being made to consumers), but increasingly, inbound calls (i.e., originating with the consumer) are falling within the regulatory purview as well.

      At the federal level, the Federal Communications Commission (the "FCC") has issued regulations in response to Congressional passage of the Telephone Consumer Protection Act in 1991. The Federal Trade Commission has also issued comprehensive regulations called the Telemarketing Sales Rule ("TSR"). These rules govern virtually every aspect of the telemarketing process, including the creation of a national DNC registry, the use of predictive dialers, identification and payment disclosures, prohibitions against misrepresentations, and many other areas.

      Even though this comprehensive federal regulatory scheme is in place, all states have additional and/or different rules and regulations that impact the teleservices industry as well. Most importantly, there are 17 states that still operate separate DNC lists. In addition, the majority of states have requirements governing commercial registration of telemarketers, as well as rules governing a multitude of areas that are more restrictive than comparable federal rules.

      There have been hundreds of enforcement actions regarding the state-run DNC lists, and dozens of such enforcements at the federal level.

Employees

   The Company currently has seven employees in Glen Cove, New York.

                                  MANAGEMENT

      The following table sets forth the names and positions of CSC's executive officers and directors. The Company's directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. CSC's Board of Directors (the "Board") elects its officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

   As of February 6, 2006, CSC's directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:

 Name                             Age             Position                                        Period Served
 ----                             ---             --------                                        -------------
 Dean Garfinkel                   48              Chairman of the Board of Directors              2002 to present
                                                  Secretary                                       June 2005 to present
                                                  President

 Barry Brookstein                 64              Chief Financial Officer, Treasurer,
                                                  and        Director                             2002 to present
                                                  Secretary                                       June 2005 to present

      The  directors  and  executive  officers  of CSC  are not  directors  or executive officers of any other company that files reports with the Commission, nor have they been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending CSC's directors and officers from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

      The following is a brief description of the background of the directors and executive officers of CSC.

Dean Garfinkel, Chairman of the Board of Directors and President

      Mr. Garfinkel, 48, has served as Chairman of the Board of CSC and each of its subsidiaries since each such entity was founded and has served as CSC's President since June 2005. Mr. Garfinkel also served as Secretary since CSC's founding through June 2005. Mr. Garfinkel served as Chief
Executive Officer and Director of ASN Voice & Data Corp. ("ASN"), a telecommunications company he founded in 1991, which specialized in providing telephone systems for security brokerage firms. Mr. Garfinkel has served as a communications consultant to Fortune 500 companies and other businesses for over 20 years. Mr. Garfinkel is on the Executive Board of Directors of the ATA.

Barry Brookstein, Director, Chief Financial Officer, Corporate Secretary and Treasurer

      Mr. Brookstein, 64, has served as Chief Financial Officer, Treasurer and Director of CSC and each of its subsidiaries since each such entity was founded. Mr. Brookstein is a graduate of Pace University and has over 40 years of experience in public accounting. As Chief Financial Officer, his duties include the management of all financial activities, including, but not limited to, budgeting, short- and long-term planning and directing financial operations.

      As disclosed under "Alison Garfinkel Stock Buyout and Resignation," Mrs. Alison Garfinkel resigned as President and Director, effective as of May 31, 2005. Since that date, she continues to serve the Company as a consultant under a 22 month consulting agreement. Effective with Mrs. Garfinkel's resignation, Mr. Garfinkel assumed the role of President and Mr. Brookstein became our Company's Secretary.

Employment Agreements with Management

      CSC entered into 5-year employment agreements, effective as of December 1, 2001, with each of Mr. Garfinkel, Mrs. Alison Garfinkel and Mr. Brookstein, pursuant to which Mr. Garfinkel served as CSC's Chairman, Mrs. Garfinkel served as President and Director, and Mr. Brookstein served as CSC's Chief Financial Officer, Treasurer and Director. Messrs. Garfinkel and Brookstein's employment contracts were extended for five years and expire on November 30, 2011. Under the terms of the respective employment agreements, Mr. Garfinkel and Mrs. Garfinkel each received a base salary of $240,000 per year and Mr. Brookstein received a base salary of $120,000 per year until July 1, 2003, at which time his base salary was increased to $240,000 per year. Each officer is entitled to an annual bonus from the bonus pool, the amount to be determined in the sole discretion of the Board, and an allowance for an automobile of up to $1,000 per month, also to be determined in the sole discretion of the Board. Each employment agreement provides for health insurance and other standard benefits and contains certain non-competition prohibitions which require that each officer not engage in any business activities which directly compete with the business of the Company while he or she is employed by us, or a principal stockholder of CSC. Commencing in December 2001, each officer agreed to temporarily defer a portion of his/her annual base salary until such date as shall be determined by the Board, in its sole discretion, but in no event later than January 1, 2004. In January 2004, each officer agreed to continue to defer a portion of his/her base salary, along with all past and future deferred amounts, until such date as to be determined by the Board, in its sole discretion, but in no event later than January 1, 2005. In January 2005, each officer agreed to defer his salary on the same terms for another year. All deferred amounts shall be paid to each executive in 12 equal monthly payments, commencing on a date to be determined by the Board, in its sole discretion; however, all deferred amounts shall become automatically due and be immediately paid by CSC to each executive in one lump sum payment upon complete repayment of the certain equity notes and the loan provided to CSC by Mr. Brookstein. Messrs. Garfinkel and Brookstein and Mrs. Garfinkel agreed to waive all deferred compensation through May 2005, that was unpaid as of September 21, 2005. As described above, Messrs. Garfinkel's and Brookstein's respective employment agreements provide for an annual bonus from a bonus pool, with the amount of each bonus to be determined in the sole discretion of the Board. The bonus pool shall be equal to a percentage of CSC's pre-tax profits after the service of any debt on a calendar year basis, starting with 25% of the first $10 million in pretax earnings, and 10% of any pretax earnings in excess of $10 million.

   At present, Messrs. Garfinkel and Brookstein's employment agreements are guaranteed by the Company.

Section 16(a) Compliance of Officers and Directors

      The Company did not have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act in 2004 or 2005 and as such, CSC's officers, directors and 10% shareholders were not subject to the reporting requirements of Section 16(a).

Family Relationships

      On September 20, 2005, Mr. and Mrs. Garfinkel executed a Separation and Settlement agreement pursuant to which Alison Garfinkel resigned as President and Director, effective as of May 31, 2005. Since that date, she continues to serve the Company as a consultant under a 22-month consulting agreement.

      On May 18, 2005, CSC entered into an agreement in principal with Alison Garfinkel pursuant to which she would sell the Company, at a purchase price of $0.18 per share ($225,000 in the aggregate), 1,250,000 shares of Class A Common owned by her, and in connection therewith resign as an officer and director of the Company. The first $33,333 of the purchase price was paid on May 18, 2005 and an additional $66,667 was paid by June 30, 2005. The balance of $125,000 is payable in the amount of $7,500 per month through June 2006 and then in the amount of $2,500 per month from July 2006 through May 2007. Ms. Garfinkel also received five-year warrants to purchase an aggregate of 250,000 shares of our Class B Common Stock, exercisable at $1.00 per share, and was retained as a consultant to us for a 22-month period commencing as of June 1, 2005 at a rate of $2,500 per month. Mrs. Garfinkel waived all deferred salary and bonus, agree to the termination of her employment agreement, provided the Company with a general release and agreed to certain non-compete and confidentiality provisions.

Committees

      The Board serves as the audit committee. The Board does not have a financial expert due to the lack of capital needed to attract a qualified expert.

Compensation Committee Interlocks And Insider Participation

      The Board does not have a compensation committee, but none of our executive officers has served as a director or member of the compensation committee of any other entity whose executive officers served on the Board or compensation committee.

Code of Ethics

      On February 10, 2006, the Board adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics is filed as Exhibit 14.1 to the accompanying registration statement.

Executive Compensation

      The following table shows all the cash compensation paid by CSC, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2004, 2003 and 2002 to CSC's three highest paid executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years. Except as indicated below, no executive officer earned a total annual salary and bonus for any of these years in excess of $100,000.

                                     Annual Compensation                        Long-Term Compensation
                          ----------------------------------------------   ---------------------------------
                                                                                 Awards            Payouts
                                                                           ---------------------  ----------
                                                               Other       Restricted
                                                               Annual       Stock      Options/       LTIP     All Other
Name and                           Salary*       Bonus      Compensation   Award(s)      SARs        Payouts   Compensation
Principal Position        Year       ($)          ($)           ($)          ($)          (#)          ($)        ($)
-----------------         ----     -------       -----      ------------   --------      ----        -------   ------------
Dean Garfinkel,           2004   $208,000(1)       --             --         --           --          --          --
President and Chairman
of the Board of Directors 2003   $180,000(2)       --             --         --           --          --          --
                          2002   $120,000(3)       --             --         --           --          --          --

Allison Garfinkel ,       2004   $207,000(4)       --             --         --           --          --          --
Former President and
Director                  2003   $180,000(5)       --             --         --           --          --          --
                          2002   $120,000(6)       --             --         --           --          --          --

Barry Brookstein,         2004   $135,000(7)       --             --         --           --          --          --
Chief Financial Officer,
Treasurer , Secretary
and Director              2003    $90,000(8)       --             --         --           --          --          --

                          2002    $60,000(9)       --             --         --           --          --          --

---------------------
  * The above table does not include the following deferred amounts, all of which were waived in accordance with an agreement signed in September 2005:

(1)   $32,000 was deferred by Mr. Garfinkel in 2004.

(2)   $60,000 was deferred by Mr. Garfinkel in 2003.

(3)   $120,000 was deferred by Mr. Garfinkel in 2002.

(4)   $33,000 was deferred by Mrs. Garfinkel in 2004.

(5)   $60,000 was deferred by Mrs. Garfinkel in 2003.

(6)   $120,000 was deferred by Mrs. Garfinkel in 2002.

(7)   $105,000 was deferred by Mr. Brookstein in 2004.

(8)   $90,000 was deferred by Mr. Brookstein l in 2003.

(9)   $60,000 was deferred by Mr. Brookstein l in 2002.

Director Compensation

   Directors do not receive any cash compensation for their service as members of the Board, but they are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board. Upon establishing a stock option plan, which we have not done as of February 14, 2006, CSC anticipates that directors will be eligible to receive options to purchase common stock.

Securities Authorized for Issuance Under Equity Compensation Plan

   No securities that have been authorized under equity compensation plans as of December 31, 2004 or thereafter thru February 14, 2006.

   No compensation options have been granted to the named officers and directors.

                           DESCRIPTION OF PROPERTY

      In January 2005, the lease for CSC's executive offices at 90 Pratt Oval, Glen Cove, New York 11542 was assigned to the Company. This space was originally leased to Automated Systems National Network, Inc., a company owned by Dean Garfinkel. The lease expires on August 1, 2006. This lease for CSC's executive offices requires a monthly basic lease payment of $5,875. The Company believes that its leased property is adequate for CSC's current and immediately foreseeable operating needs. The Company occupies 9,100 square feet. CSC has the option to extend its lease for an additional five years and expects to do so shortly.

                              LEGAL PROCEEDINGS

      The Company is not presently a party to any litigation and CSC has no knowledge of any threatened litigation.

                            PRINCIPAL STOCKHOLDERS

Voting Securities And Principal Holders Thereof

      The following table sets forth, as of February 14, 2006, information with respect to the beneficial ownership of the Company's common stock by
(i) persons known by CSC to beneficially own more than 5% of the outstanding shares, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group.

                                                                                               Common Stock
                                                                                             Beneficially Owned
Name/Address                                                                           Number                Percent (1)
---------------------------------------------------------------------------           --------               -----------
Dean Garfinkel                                                                         9,951,194(2)           19.90%
90 Pratt Oval
Glen Cove, New York 11542

Barry Brookstein                                                                      10,995,831(4)           21.99%
90 Pratt Oval
Glen Cove, New York 11542
ALL OFFICERS AND DIRECTORS AS A GROUP (2 ABOVE PERSONS)                               20,947,025              41.89%

Alison Garfinkel                                                                       4,816,702(3)            9.63%
90 Pratt Oval
Glen Cove, New York 11542

Knightsbridge Capital Corp.                                                            2,500,000               5.00%
2999 NE 191 Street
Ventura, Florida 33180

--------------------
(1)   Applicable  percentage  of  ownership is based on  50,000,000  shares of common stock outstanding as of February 14, 2006, together with applicable warrants and intra-stockholder options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to warrants that are currently exercisable or exercisable within 60 days of February 14, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of CSC

(2) Consists of: (i) 9,834170 shares of common stock; (ii) 127,024 shares of common stock held jointly by Mr. and Mrs. Garfinkel as custodian for their minor children and owned directly by one of their children. Does not include (i) shares of Class A common stock owned by Mr. Garfinkel's wife, Alison Garfinkel (see footnote 2 below), as to which Mr. Garfinkel disclaims beneficial ownership; (iii) (a) up to 1,639,028 shares of common stock underlying the First Repurchase Option that Mr. Garfinkel has the option to purchase (b) up to 327,806 shares of common stock underlying the Offering Repurchase Option that Mr. Garfinkel has the option to purchase; or (iv) 65,561 shares of common stock owned by Mr. Garfinkel's mother.

(3) Consists of: (i) 4,753,184 shares of common stock; and (ii) 127,024 shares of common stock held jointly by Mr. and Mrs. Garfinkel as custodian for their minor children and owned directly by one of their children. Does not include: (a) shares of common stock owned by Mrs. Garfinkel's husband, Dean Garfinkel, (see footnote 1 above), as to which Mrs. Garfinkel disclaims beneficial ownership, or (b) up to 327,806 shares of common stock underlying the Offering Repurchase Option that Mrs. Garfinkel has the option to purchase. Gives effect to Alison Garfinkel's buyout described above.

(4) Consists of: (i) 10,932,319 shares of common stock beneficially owned by Mr. Brookstein; and (ii) 63,512 shares of common stock owned by Mr. Brookstein as custodian for his minor children. Does not include: (i) Up to 1,229,271 shares of common stock underlying the First Repurchase Option that Mr. Brookstein has the option to purchase; (ii) up to 327,806 shares of common stock that Mr. Brookstein has the option to purchase underlying the Offering Repurchase Option; or (iii) 97,314 shares of Class B common stock held by Mr. Brookstein's adult children.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships And Related Transactions

      CSC's Chairman, Dean Garfinkel, and the Company's former President, Alison Garfinkel, each have loaned the Company $125,000. In addition, Barry Brookstein, CSC's Chief Financial Officer, has loaned the Company $750,000, and Mr. Brookstein's wholly-owned company, Spirits Management, Inc., has loaned CSC $125,000. In addition, funds totaling $500,000 were borrowed from Amanuensis, Ltd., an independent third party, with Barry M. Brookstein, acting as an intermediary. Although Mr. Brookstein was previously President of three other companies that CSC is indebted to, Tele-Serv, Inc., Telmax Co., Inc., and Phone-Tel New Corp., he has not been a shareholder in any of these companies and is no longer an officer in any of them.

      In April 2005, CSC entered into a short-term line of credit agreement for $350,000 collateralized by liquid assets of Mr. Brookstein. The interest rate was 0.9% for the first six months and prime thereafter due monthly through the remainder of the loan term expiring on April 26, 2006. This interest rate was materially below the market interest rate as well as our incremental borrowing rate for other debt. The interest actually incurred through September 30, 2005 was $994. The estimated value in terms of the additional interest expense that otherwise would have been incurred in absence of Mr. Brookstein pledging liquid assets as collateral, $10,050, has been recognized as imputed interest cost with an equivalent offset to additional paid-in capital. Outstanding borrowings under the line were reduced to $100,000 on September 15, 2005.

      At September 30, 2005, CSC was indebted on two unsecured demand loans totaling $200,000 to a minor stockholder. The notes bear interest at 14% per annum. Subsequent to September 30, 2005, the Company borrowed an additional $37,500 from said stockholder and later repaid a total of $100,000 of these demand notes.

      As of September 30, 2005, CSC was indebted to four affiliated companies, Tele-Serv, Inc., Telmax Co., Inc., Phone Tel New Corp., Spirits Management, Inc., for an aggregate amount of $737,092 (originally
$1,000,000), related to us by virtue of certain similar ownership and/or management. All of the notes were originally issued in 2001. Three of these notes, totaling $700,000, were in consideration of the release by the related companies of their contract rights to receive all revenues generated by CSC from the use of the Company's patented technology; one note was for cash in the amount of $300,000. (See Notes 2F and 6A to the accompanying Consolidated Financial Statements).

      The loans payable balance consists of various advances made by the officers and stockholders of the Company with interest accruing at 12% with various repayment terms. Principal payments on $1,625,000 of the outstanding notes at December 31, 2004 have been deferred until January 2007 by the lenders. A condition of the Company's new convertible secured debenture was the required deferral of debt service on approximately $1,668,000 of debt to these related parties until ninety days after this registration statement is declared effective, except that current accrued interest may be paid on $500,000 of such debt, borrowed on a pass-thru basis from Amanuensis, Ltd.

      In May 2005, CSC purchased 1,250,000 Class B shares from Alison Garfinkel for $263,053 consisting of $219,628 in cash and notes and five-year warrants to purchase 250,000 shares of common stock at $1.00 per share. Mrs. Garfinkel resigned from the Company and waived her rights to accrued salary totaling $223,000 as of December 31, 2004 and an additional $25,000 for the five months ended May 31, 2005. The 250,000 warrants were subsequently assigned to Dean Garfinkel by Mrs. Garfinkel pursuant to their legal separation agreement.

              MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                 COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

      On February 10, 2006, Compliance Systems Corporation merged with and into GSA, a public shell, whereby GSA became the Surviving Entity and on said date the Surviving Entity filed a Form 15c211 with the NASD. Prior to said merger, there was no trading history nor quotes on Pink Sheets for GSA's common stock.

      CSC's common stock will be quoted on the Pink Sheets under the symbol "GSAP.PK" no later than February 17, 2006.

      As of February 10, 2006, CSC believes there were approximately 55 holders of record of the Company's common stock.

      CSC has not paid dividends in the past on any class of stock and it does not anticipate paying dividends in the foreseeable future.

Recent Sales of Unregistered Securities

      During the last three years, CSC has issued the following unregistered securities:

      On November 30, 2005, the Company entered into the SPA with Montgomery. The SPA calls for the purchase by Montgomery of up to $1,000,000 of secured convertible debentures. Montgomery is entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding under the November 2005 Debentures into shares of CSC's common stock, $0.001 par value per share, at a price per share equal to the lower of: (i) the lowest closing bid price of CSC's common stock at any time during the 10 trading days before the filing of the accompanying registration statement, or (ii) 80% of the lowest price per share in the last reported trade of CSC's common stock on the Over-the-Counter Bulletin Board or on the exchange which the common stock is then listed, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date, which conversion price may be adjusted from time-to-time pursuant to certain other terms of the November 2005 Debentures. The November 2005 Debentures are secured by all CSC's assets not otherwise specifically pledged, have two-year maturity dates, and accrue interest at 10% per annum. On December 2, 2005, CSC sold the first $600,000 of the November 2005 Debentures to Montgomery. The debenture, which matures November 30, 2007, bears interest at 10% per annum, calculated on a 360-day year basis. CSC paid Yorkville Advisors Management, an affiliate of Montgomery, commitment, structuring and due diligence fees totaling $112,500 and also paid a $30,000 finder's fee to an unrelated third party. The SPA and related IRRA requires us to (a) merge with and into a public shell company, (b) file the accompanying registration statement for the Surviving Entity with the Commission under the Securities Act with the provision that Montgomery purchase the remaining $400,000 balance of the November 2005 Debentures two days before the accompanying registration statement is filed.

      The Company effectuated a private offering of 600,000 shares of non-voting Class B common stock, $0.001 par value per share, pursuant to that certain Confidential Term Sheet dated November 13, 2002, raising aggregate gross proceeds of $750,000. Three hundred thousand of the shares of Class B common stock sold in such offering are subject to a purchase option granted to Dean Garfinkel, Alison Garfinkel, and Barry M. Brookstein. Each of such options is exercisable at a purchase price of $2.50 per share, subject to adjustment in certain events. Such options are exercisable through December 31, 2007, but only in the event certain of our debt had previously been repaid. The Class B shares have been converted into CSC common stock upon the consummation of the merger with GSA.

      The Company effectuated a private offering of 50 Units pursuant to that certain Confidential Term Sheet dated June 10, 2003, raising aggregate gross proceeds of $1,500,000. Each Unit consists of $30,000 principal amount of 9% secured notes due September 30, 2008 and warrants to purchase an aggregate of 20,000 shares of Class B common stock, each exercisable at a purchase price of $1.50 per share, subject to adjustment. In June 2005, the Company offered its $1,500,000 secured note holders the right to convert such debt to equity and also reduced the exercise price of the related 1,000,000 warrants from $1.50 to $1 per share. A total of $1,470,000 of secured notes was converted and 420,000 warrants were exercised between June and September of 2005. Following these transactions, $30,000 of non-convertible debt and 580,000 warrants exercisable at $1.50 per share through September 30, 2008 remained outstanding. The Class B shares have been converted into shares of CSC's common stock upon the consummation of the merger with GSA.

      In connection with $1,000,000 in loans provided to the Company by four affiliated companies of CSC's Chief Financial Officer, the Company issued 200,000 of its Class B shares, valued at $1.50 per share, in payment of $150,430 of principal and $149,570 of interest. As the Company later issued shares valued at $1.00 per share, anti-dilution rights in the 2004 in-kind payment agreement required CSC to issue an additional 100,000 common shares to those holders. During the nine months ended September 30, 2005, the Company issued 300,000 of its Class B shares in payment of $228,870 of principal and $71,130 of interest. The Class B shares have been converted into shares of CSC's common stock upon the consummation of the merger with GSA.

      With respect to the sale of the unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding CSC so as to make an informed investment decision. More specifically, CSC had a reasonable basis to believe that each purchaser was either an accredited investor as defined in Regulation D or otherwise had the requisite sophistication to make an investment in CSC's common stock.

                          DESCRIPTION OF SECURITIES

Capital Stock

      The authorized capital stock of CSC consists of 500,000,000 shares of common stock, par value $0.001 per share. No shares of preferred stock are authorized. As of February 14, 2006, we have 50,000,000 shares of common stock outstanding. In addition, as of February 14, 2006, there are 2,720,786 outstanding warrants to purchase shares of CSC common stock, excluding 4,261,472 intra-stockholder warrants to purchase shares of CSC common stock. The following description is a summary of the capital stock of CSC and contains the material terms of the capital stock. Additional information can be found in CSC's Articles of Incorporation and Bylaws.

Common Stock

       Each share of common stock entitles the holder to one vote on each matter submitted to a vote of CSC's stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of CSC, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Debentures

      On November 30, 2005, the Company entered into the SPA with Montgomery. The SPA calls for the purchase by Montgomery of up to $1,000,000 of secured convertible debentures. Montgomery is entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding under the November 2005 Debentures into shares of CSC's common stock, $0.001 par value per share, at a price per share equal to the lower of: (i) the lowest closing bid price of CSC's common stock at any time during the 10 trading days before the filing of the accompanying registration statement, or (ii) 80% of the lowest price per share in the last reported trade of CSC's common stock on the Over-the-Counter Bulletin Board or on the exchange which the common stock is then listed, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date, which conversion price may be adjusted from time-to-time pursuant to certain other terms of the November 2005 Debentures. The November 2005 Debentures are secured by all CSC's assets not otherwise specifically pledged, have two-year maturity dates, and accrue interest at 10% per annum. On December 2, 2005, CSC sold the first $600,000 of the November 2005 Debentures to Montgomery. The debenture, which matures November 30, 2007, bears interest at 10% per annum, calculated on a 360-day year basis. CSC paid Yorkville Advisors Management, an affiliate of Montgomery, commitment, structuring and due diligence fees totaling $112,500 and also paid a $30,000 finder's fee to an unrelated third party. The SPA and related IRRA requires us to (a) merge with and into a public shell company, (b) file the accompanying registration statement for the Surviving Entity with the Commission under the Securities Act with the provision that Montgomery purchase the remaining $400,000 balance of the November 2005 Debentures two days before the accompanying registration statement is filed.

Shares Eligible for Future Sales

      50,000,000 shares of common stock are outstanding on the date of this Prospectus and an additional 67,720,786 shares will be issued if all of the outstanding debentures are converted to, and all the outstanding warrants are exercised to purchase, CSC common stock. All of the shares that may be sold pursuant to this Prospectus will be freely tradable without restriction or further registration under the Securities Act, except that any shares issued to our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, CSC's affiliates are any persons that directly, or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, CSC.

      Of the 50,000,000 shares of common stock outstanding as of the date of this Prospectus, 20,766,489 shares are held by the Company's affiliates and will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act, or are exempt from such registration requirements.

      65,000,000 shares of common stock are being registered in this offering for resale by Montgomery pursuant to the November 2005 Debentures.

      2,720,786 shares of common stock, underlying warrants held by them, are being registered in this offering for resale by other selling stockholders of CSC.

      3,500,000 shares of common stock, owned by non-affiliated stockholders are also being registered.

Rule 144

      In general, under Rule 144 of the Securities Act, a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this Prospectus, or, subject to certain restrictions, the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

      In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

Transfer Agent & Registrar

      The transfer agent and registrar for CSC's common stock is West Coast Transfer, Inc. Their address is Suite 311, 850 West Hastings St., Vancouver, British Columbia, Canada, V6C1E1. Their telephone number is 604.682.2556.

Limitation Of Liability: Indemnification

      CSC's Bylaws include an indemnification provision under which the Company has agreed to indemnify directors and officers of CSC to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of CSC pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions in Charter Documents

      Pursuant to the terms of CSC's Bylaws, the authorized but unissued shares of CSC common are available for future issuance without having to obtain shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of CSC that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Board's desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

Changes In and Disagreements With Accountants On Accounting and Financial Disclosure

      On May 4, 2005, the Company's Board of Directors was notified by its auditors, Israeloff, Trattner & Co., P.C., that the firm had discontinued its audit practice with respect to SEC registrants and accordingly would not be able to continue as the Company's independent auditor in connection with its planned registration of securities. The Company's Board of Directors accepted the audit firm's resignation accordingly.

      The audit reports of Israeloff, Trattner & Co., P.C. on the consolidated financial statements of the Company as of and for the years ended December 31, 2004 and 2003, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit firm's audit report, dated March 30, 2005, on the Company's December 31, 2004 consolidated financial statements was modified as to an uncertainty regarding the Company's ability to continue as a going concern.

      During the two most recent calendar years ended December 31, 2004 and 2003 and from December 31, 2004 until the effective date of Israeloff, Trattner & Co., P.C.'s resignation as the Company's independent auditors, there were no disagreements between the Company and Israeloff, Trattner & Co., P.C., whether or not resolved, on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Israeloff, Trattner & Co., P.C. to make reference to the subject matter of such disagreements in connection with its reports. During the period described in the preceding sentence, there were no "reportable events" as defined in Item 304(a)(1)(iv) of Regulation S-B of the SEC rules and regulations

      On May 13, 2005, the Board of Directors of the Company engaged BP Audit Group, PLLC as the Company's registered independent public accounting firm to re-audit the fiscal years ended December 31, 2004 and 2003.

      During the two calendar years ended December 31, 2004 and 2003, and from December 31, 2004 through the engagement of BP Audit Group, PLLC as the Company's registered independent accounting firm, the Company had not consulted BP Audit Group, PLLC with respect to any accounting or auditing issues involving the Company, including without limitation, the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was either the subject of a prior disagreement within the meaning of Section 304 of Regulation S-B or a "reportable event" as therein defined.

      The Company furnished Israeloff, Trattner & Co., P.C. with a copy of these disclosures prior to filing this registration statement on Form SB-2. The Company also requested Israeloff, Trattner & Co., P.C. to furnish a letter addressed to the SEC stating whether it agrees with the statements made herein insofar as they relate to their firm's audit services and engagement with the Company. A copy of Israeloff, Trattner & Co., P.C.'s letter to the SEC dated February 13, 2006, agreeing with the Company's disclosures related to their firm, is filed as Exhibit 16.1 to this Form SB-2.

                                   EXPERTS

      The Consolidated Financial Statements of CSC and its subsidiaries as of December 31, 2004 and for each of the years in the two-year period then ended, which accompany this Prospectus, have been audited by BP Audit Group, PLLC, independent registered certified public accountants, to the extent and for the periods set forth in their report (which report contains an explanatory paragraph regarding the Company's ability to continue as a going concern) accompanying this Prospectus and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      The Consolidated Financial Statements of GSA as of December 31, 2004 and September 30, 2005 and for the periods then ended, which accompany this Prospectus, have been audited by Shelley International CPA, independent registered certified public accountants, to the extent and for the periods set forth in their report (which report contains an explanatory paragraph regarding GSA's ability to continue as a going concern) accompanying this Prospectus and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                LEGAL MATTERS

   The validity of the shares of common stock offered hereby will be passed upon for CSC by the law firm of Burton, Bartlett & Googovac, located in Reno, Nevada. A copy of the legal opinion will be filed by amendment.

                         HOW TO GET MORE INFORMATION

      The Company has filed with the Commission the accompanying Registration Statement on Form SB-2 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of said Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to CSC and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The Registration Statement and other information may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                             FINANCIAL STATEMENTS

                                                                                                                    Page
                                                                                                                    ----
                        Index to Financial Statements

                       Historical Financial Statements:

               Compliance Systems Corporation and Subsidiaries:

Report of Independent Registered Public Accounting Firm                                                              F-1

Consolidated Balance Sheet as of December 31, 2004 and September 30,  2005 (Unaudited)                               F-2

Consolidated Statements of Operations for each of the years in the two-year period ended
 December 31, 2004 and for the nine-month periods ended September 30, 2004 and 2005 (Unaudited)                      F-3

Consolidated Statements of Changes in Shareholders' Deficit for each of the years in the two-year period
 ended December 31, 2004 and for the nine-month period ended September 30, 2005 (Unaudited)                           F-4

Consolidated Statements of Cash Flows for each of the years in the two-year period ended December 31,
 2004 and for the nine-month periods ended September 30, 2004 and 2005 (Unaudited)                                    F-5

Notes to Consolidated Financial Statements                                                                      F-6 to F-18

                             GSA Publications, Inc.:

Report of Independent Registered Public Accounting Firm                                                             F-19

Balance Sheet as of September 30, 2005                                                                              F-20

Statements of Operations for the nine-month period ended September 30, 2005, the year ended
 December 31, 2004, the initial period from inception to December 31, 2003 and for the period
 from inception to September 30, 2005                                                                               F-21

Statements of Stockholders' Equity for the nine-month period ended September 30, 2005, the year
 ended December 31, 2004 and the initial period from inception to December 31, 2003                                 F-22

Statements of Cash Flows for the nine-month period ended September 30, 2005, the year ended
 December 31, 2004, the initial period from inception to December 31, 2003 and for the period
 from inception to September 30, 2005                                                                               F-23

Notes to Financial Statements                                                                                 F-24 to F-26

                 Pro forma Financial Information - (Unaudited):
Introductory Note                                                                                                  F-27

Pro forma Consolidated Balance Sheet as of September 30, 2005                                                      F-28

Pro forma Consolidated Statement of Operations for the year ended December 31, 2004                                F-29

Pro forma Consolidated Statement of Operations for the nine months ended September 30, 2005                        F-30

Notes to Pro forma Consolidated Financial Statements                                                               F-31

           Report of Independent Registered Public Accounting Firm

To the Board of Directors
Compliance Systems Corporation
Glen Cove, New York

We have audited the accompanying consolidated balance sheet of Compliance Systems Corporation and Subsidiaries as of December 31, 2004 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Compliance Systems Corporation and Subsidiaries as of December 31, 2004 and the consolidated results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 1C to the consolidated financial statements, the Company has suffered losses from operations in its last two fiscal years of $1,880,508 and $1,293,769, respectively. Also, as of December 31, 2004, the Company has a shareholders' deficit of $4,334,470, and a working capital deficit of $31,317. These factors raise substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon its ability to obtain sufficient financing for its business, generate increased revenues and operate profitably. Management's plans to achieve these objectives are also described in Note 1C. There is no assurance that the Company will be successful in these endeavors. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/s/ BP Audit Group, PLLC
Farmingdale, NY
August 24, 2005 (except as to Note 10 for which the date is December 16, 2005)

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

                                                                   December 31,        September 30,
                                                                      2004                 2005
                                                                   -----------         -----------
                                                                                       (Unaudited)
ASSETS:
Current Assets:
        Cash                                                       $   134,345         $    56,732
        Accounts receivable                                            338,513             226,985
        Prepaid expenses and other current assets                       64,677              63,009
                                                                   -----------         -----------

Total Current Assets                                                   537,535             346,726
                                                                   -----------         -----------

Property, equipment and capitalized
  software costs, net                                                  441,054             371,367
                                                                   -----------         -----------

Other Assets:
        Patents, registered and in process, net                         25,130              24,806
        Deferred loan costs                                                 --              23,273
        Deferred registration costs                                         --              66,533
        Deposits and other                                              16,948              45,298
                                                                   -----------         -----------

Total Other Assets                                                      42,078             159,910
                                                                   -----------         -----------

Total Assets                                                       $ 1,020,667         $   878,003
                                                                   ===========         ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Current Liabilities:
        Notes payable                                              $        --         $   316,056
        Accounts payable and accrued expenses                          213,827             231,703
        Current maturities of long-term debt                           355,025             426,792
                                                                   -----------         -----------

Total Current Liabilities                                              568,852             974,551

Long-term debt, principally to related
 parties, less current maturities                                    4,039,836           2,327,394
Accrued officers' compensation                                         705,000              15,000
Deferred income                                                         41,449              51,397
                                                                   -----------         -----------

Total Liabilities                                                    5,355,137           3,368,342
                                                                   -----------         -----------

Commitments and Contingencies

Shareholders' Deficit:
        Common stock, $.001 par:
          Class A, 15,000,000 voting shares authorized,
            8,125,003 issued and outstanding                             8,125               8,125
          Class B, 25,000,000 non-voting shares authorized,
            3,800,000 and 6,090,000 issued at December 31,
            2004 and September 30, 2005, respectively                    3,800               6,090
        Additional paid-in capital                                   1,050,590           4,072,925
        Accumulated deficit                                         (5,396,985)         (6,314,426)
        Treasury stock, 1,250,000 Class B shares at cost                    --            (263,053)
                                                                   -----------         -----------

Total Shareholders' Deficit                                         (4,334,470)         (2,490,339)
                                                                   -----------         -----------

Total Liabilities and Shareholders' Deficit                        $ 1,020,667         $   878,003
                                                                   ===========         ===========

         See accompanying notes to consolidated financial statements.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS



                                                  Years Ended December 31,              Nine Months Ended September 30,
                                                 2003                 2004                 2004                 2005
                                             ------------         ------------         ------------         ------------
                                                                                        (Unaudited)          (Unaudited)
Revenues                                     $  1,348,176         $  2,114,285         $  1,548,578         $  1,426,910

Cost of revenues                                  383,017              492,815              362,426              350,976
                                             ------------         ------------         ------------         ------------

Gross margin                                      965,159            1,621,470            1,186,152            1,075,934
                                             ------------         ------------         ------------         ------------

Operating expenses:

   Selling, general and
     administrative expenses                    2,471,099            2,409,433            1,717,868            1,625,169

   Interest expense                               374,568              505,806              377,078              368,206
                                             ------------         ------------         ------------         ------------

Total operating expenses                        2,845,667            2,915,239            2,094,946            1,993,375
                                             ------------         ------------         ------------         ------------

Net loss                                     $ (1,880,508)        $ (1,293,769)        $   (908,794)        $   (917,441)
                                             ============         ============         ============         ============

Per Share Data (Historical):

Basic and diluted loss per share             $       (.16)        $       (.11)        $       (.08)        $       (.07)
                                             ============         ============         ============         ============

Basic and diluted weighted average
   Common shares outstanding                   11,725,003           11,796,178           11,764,054           12,589,215
                                             ============         ============         ============         ============

Pro forma Per Share Data (Unaudited):

Basic and diluted loss per share             $       (.05)        $       (.03)        $       (.02)        $       (.02)
                                             ============         ============         ============         ============

Basic and diluted weighted average
   common shares outstanding, after
   giving retroactive effect to the
   increase in outstanding shares
   resulting from the downstream
   merger and related effective stock
   split of  3.278055546 for one in
   February 2006 - (See Note 11B)              38,435,211           38,668,527           38,563,222           41,268,146
                                             ============         ============         ============         ============

         See accompanying notes to consolidated financial statements.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                                                                           Common Stock
                                                  Shares          ------------------------------          Paid-in
                                                  Issued            Class A            Class B            Capital
                                               -----------        -----------        -----------        -----------
Balance at January 1, 2003                      11,725,003              8,125              3,600            750,790

Net loss                                                --                 --                 --                 --
                                               -----------        -----------        -----------        -----------

Balance at December 31, 2003                    11,725,003              8,125              3,600            750,790

Class B shares issued in payment
  of note principal and interest                   200,000                 --                200            299,800

Net loss                                                --                 --                 --                 --
                                               -----------        -----------        -----------        -----------

Balance at December 31, 2004                    11,925,003              8,125              3,800          1,050,590

Class B shares issued in payment
  of note principal and interest                   300,000                 --                300            299,700

Issuance of Class B contractually
   required anti-dilution shares                   100,000                 --                100               (100)

Class B shares issued to repay debt of
 $1,470,000 and interest of $66,150 and
 and on exercise of 420,000 warrants,
 net of related legal costs of $15,000           1,890,000                 --              1,890          1,939,260

Treasury stock purchased                                --                 --                 --             43,425

Contribution by officer-stockholders
 of accrued compensation                                --                 --                 --            730,000

Stockholder's collateral pledge value                   --                 --                 --             10,050

Net loss                                                --                 --                 --                 --
                                               -----------        -----------        -----------        -----------

Balance at September 30, 2005                   14,215,003        $     8,125        $     6,090        $ 4,072,925
                                               ===========        ===========        ===========        ===========

                                               Accumulated          Treasury          Shareholders'
                                                 Deficit              Stock               Deficit
                                               -----------         -----------         -----------
Balance at January 1, 2003                      (2,222,708)                             (1,460,193)

Net loss                                        (1,880,508)                 --          (1,880,508)
                                               -----------         -----------         -----------

Balance at December 31, 2003                    (4,103,216)                 --          (3,340,701)

Class B shares issued in payment
  of note principal and interest                        --                  --             300,000

Net loss                                        (1,293,769)                 --          (1,293,769)
                                               -----------         -----------         -----------

Balance at December 31, 2004                    (5,396,985)                 --          (4,334,470)

Class B shares issued in payment
  of note principal and interest                        --                  --             300,000

Issuance of Class B contractually
   required anti-dilution shares                        --                  --                  --

Class B shares issued to repay debt of
 $1,470,000 and interest of $66,150 and
 and on exercise of 420,000 warrants,
 net of related legal costs of $15,000                  --                  --           1,941,150

Treasury stock purchased                                --            (263,053)           (219,628)

Contribution by officer-stockholders
 of accrued compensation                                --                  --             730,000

Stockholder's collateral pledge value                   --                  --              10,050

Net loss                                          (917,441)                 --            (917,441)
                                               -----------         -----------         -----------

Balance at September 30, 2005                  $(6,314,426)        $  (263,053)        $(2,490,339)
                                               ===========         ===========         ===========

         See accompanying notes to consolidated financial statements.

                COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Years Ended December 31,             Nine Months Ended September 30,
                                                              2003                2004                2004               2005
                                                           -----------         -----------         -----------         -----------
                                                                                                    (Unaudited)        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                  $(1,880,508)        $(1,293,769)        $  (908,794)        $  (917,441)
                                                           -----------         -----------         -----------         -----------
  Adjustments to reconcile net loss to net
   cash used by operating activities:
    Depreciation of property and equipment                      88,834             148,409             110,490             105,847
    Amortization of intangibles                                318,614                 432                 324                 324
    Interest accrued and not paid, imputed or paid
     in kind on related party debt obligations                  50,108             149,570             146,427             171,834
    Loss on disposal of equipment                                   --               3,617               3,617                  --
    Changes in assets and liabilities:
     Accounts receivable                                      (165,823)           (108,126)            (93,373)            111,528
     Prepaid expenses                                          (48,411)              9,693               8,738              25,536
     Accounts payable and accrued expenses                     109,599             (12,541)            (78,796)             17,876
     Accrued officers' compensation                            210,000             170,000             161,157              40,000
     Deferred income                                            43,257              (1,808)              5,535               9,948
                                                           -----------         -----------         -----------         -----------

       Total adjustments                                       606,178             359,246             264,119
                                                           -----------         -----------         -----------         -----------
                                                                                                                           482,893
       Net cash used by operating activities                (1,274,330)           (934,523)           (644,675)           (434,548)
                                                           -----------         -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Deposits and other                                            (18,527)            (18,384)             12,579             (28,350)
 Payments for property, equipment, including
  capitalized software costs                                  (219,451)             (9,159)             (4,145)            (36,160)
                                                           -----------         -----------         -----------         -----------
       Net cash provided (used) by investing activities       (237,978)            (27,543)              8,434             (64,510)
                                                           -----------         -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred loan costs                                                 --                  --                  --             (23,273)
Deferred registration costs                                         --                  --                  --             (66,533)
Purchase of treasury stock                                          --                  --                  --            (130,000)
Demand loan proceeds, net                                           --                  --                  --             300,000
Proceeds from exercise of warrants, net of costs                    --                  --                  --             405,000
Proceeds from issuance of long-term debt                     1,367,962           1,140,601             774,348              58,986
Repayments of long-term debt                                  (129,005)           (139,006)           (111,043)           (122,735)
                                                           -----------         -----------         -----------         -----------
       Net cash provided by financing activities             1,238,957           1,001,595             663,305             421,445
                                                           -----------         -----------         -----------         -----------

NET INCREASE (DECREASE) IN CASH                               (273,351)             39,529              27,064             (77,613)
CASH - beginning of period                                     368,167              94,816              94,816             134,345
                                                           -----------         -----------         -----------         -----------

CASH - end of period                                       $    94,816         $   134,345         $   121,880         $    56,732
                                                           ===========         ===========         ===========         ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                              $   218,371         $   286,548         $   168,853         $   123,381
                                                           ===========         ===========         ===========         ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equipment acquired under capital leases                    $    49,905         $   118,933         $   114,190         $        --
                                                           -----------         -----------         -----------         -----------
Cost of disposed equipment                                 $        --         $     7,484         $     7,484         $        --
                                                           -----------         -----------         -----------         -----------
Debt and interest converted to equity                      $        --         $   300,000         $   225,000         $ 1,836,150
                                                           -----------         -----------         -----------         -----------
Stockholders contribution of accrued salary                $        --         $        --         $        --         $   730,000
                                                           -----------         -----------         -----------         -----------
Insurance premiums financed                                $        --         $        --         $        --         $    23,868
                                                           -----------         -----------         -----------         -----------
Treasury stock purchase financed                           $        --         $        --         $        --         $    89,628
                                                           -----------         -----------         -----------         -----------
Stockholder collateral pledge value                        $        --         $        --         $        --         $    10,050
                                                           -----------         -----------         -----------         -----------

         See accompanying notes to consolidated financial statements.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Organization, Basis of Presentation and Going Concern:

A.   Organization and Description of Business:

     Compliance Systems Corporation (the "Company") was incorporated on November 7, 2002 in the State of Delaware. The Company and its
     consolidated subsidiaries, with headquarters in Glen Cove, New York are in the business of providing the necessary tools for telemarketing companies to comply with regulatory and statutory "Do Not Call" guidelines. The Company's patented TeleBlock technology allows tele-marketers to automatically screen and block outbound calls in real-time against federal, state, third-party and in-house do not call lists.

     In early 2003, the Company began marketing an on-line regulatory guide. The on-line regulatory guide provides up-to-the-minute e-mail alerts of new bills and regulations which affect the teleservices industry and access to regularly updated information regarding TeleBlock regulations governing the teleservices industry throughout the United States.

     In recent years, the Company has expanded its operations to include related services. Currently, the Company is providing voice-over internet protocol ("VoIP") services through one subsidiary, doing business as Citadel Telephone Company ("Citadel"). Citadel plans to offer US dial-tone world-wide to companies calling into the United States, and is presently the only broadband company licensed to offer TeleBlock.

     Also in late 2004, the Company formed a joint venture, Compliance Testing & Solutions, LLC, ("CTS") with a company in the teleservices industry. The joint venture is seeking to provide operational audit and review services to telemarketing companies focusing on their technologies, procedures and policies in order to determine whether the telemarketer is in compliance with the many state and federal telemarketing rules.

     In December 2005, the Company obtained new secured convertible financing. A requirement of the related agreements was that the Company merge with a public shell company and file an initial registration statement with the Securities and Exchange Commission. The required merger, with a Nevada corporation, closed in escrow in December 2005. (See Note 10).

     In February 2006, the Company effectuated a statutory downstream merger with the Nevada corporation, which then changed its name to that of the Company. (See Notes 11A and 11B).

     Under generally accepted accounting principles, the Company operates in a single business segment. Also for financial reporting purposes, the Company will be treated as the accounting acquirer in the downstream merger.

B.   Basis of Consolidation and Presentation:

     The consolidated financial statements include the accounts of Compliance Systems Corporation and its subsidiaries. All material inter-company accounts and transactions have been eliminated.

     In January 2003, several related companies with the same ownership structure of Compliance Systems Corporation became wholly-owned subsidiaries of the Company through an exchange of corporate stock. The exchange qualified as a tax-free reorganization of related companies;
     for financial reporting purposes there was no change in accounting bases. The recapitalization is given effect as of January 1, 2003 in the accompanying financial statements.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Basis of Consolidation and Presentation-(continued):

C.   Going Concern:

     The Company's operations involve a number of risks and uncertainties. Factors that could affect the Company's future operating results and cause actual results to vary materially from expectations include, but are not limited to, rapid technology change, uncertainty of market acceptance of the Company's products and services, competition from substitute products and larger companies, protection of proprietary technology, the ability to generate sufficient capital to fund operations, strategic relationships and dependence on key individuals.

     As reported in the accompanying financial statements, the Company incurred net losses of $917,441 for the nine months ended September 30, 2005, and $1,880,508 and $1,293,769 for the years 2003 and 2004, respectively. At December 31, 2004 and September 30, 2005, the Company had shareholders' deficits of $4,334,470 and $2,490,339, respectively, and had working capital deficits of $31,317 and $627,825, respectively. The Company has obtained new secured debt financing and management is planning a related initial registration of its shares with the Securities and Exchange Commission in order to facilitate the financing of the Company's business and the expansion of its operations. The ability of the Company to continue as a going concern is dependent on the amount and nature of available financing and the Company's future ability to generate increased revenues and operate profitably. There is no assurance that the Company will be successful in attaining these objectives. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. (See Notes 10 and 11).

2.   Summary of Significant Accounting Policies:

A    Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B    Cash:

     At certain times, bank balances may exceed coverage provided by the Federal Deposit Insurance Corporation, however, such exposure to loss is considered minimal.

C.   Accounts Receivable:

     Accounts receivable historically have not required any write-offs for credit losses and are stated at the amount management expects to collect from outstanding balances. Based on management's evaluation of collectibility, an allowance for doubtful accounts is not required.

     Concentration of credit risk: Telemarketers, who are the Company's principal end-users, are a diversified group both as to geographic concentration and types of products and services marketed. As such, the Company does not have any significant concentration of credit risk, other than its customer base being exclusive to the telemarketing industry.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies-(continued):

D.   Property,   Equipment,   Capitalized  Software  Cost,   Depreciation  and
          Amortization:

     Fixed assets are stated at cost less accumulated depreciation. These assets, including assets acquired under capital leases, are depreciated on a straight-line basis over their estimated useful lives (generally two to five years). Leasehold improvements are amortized over 55 months. Depreciation and amortization expense is classified according to its applicable operating expense categories on the consolidated statements of operations.

     Repairs and maintenance are expensed as incurred. Renewals and betterments are capitalized. When fixed assets are retired or disposed of, the related cost and accumulated depreciation or amortization are removed from the accounts and any gain or loss is recognized in operations.

     Included in fixed assets is the capitalized cost of internal-use software, including software used to upgrade and enhance processes supporting the Company's business. In accordance with SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," the Company capitalizes costs incurred during the application development stage related to the development of internal-use software and amortizes these costs over the estimated useful life of five years. Costs incurred related to design or maintenance of internal-use software are expensed as incurred.

E.   Patents:

     The Company owns the TeleBlock do-not-call blocking patent, which is recorded at cost and is being amortized over its 15 year life on a straight-line basis. In addition, the Company is in the process of registering patents in Europe. Once the registration process is complete, such patent costs would be amortizable prospectively to September 2024, the 20th anniversary of the application date. At December 31, 2004 and September 30, 2005, the weighted average expected life of the patents is approximately 18 and 17 years respectively.

F.   Amortization of Contract Revenue Rights:

     Contract rights representing the right to receive revenue from use of the patented TeleBlock technology were amortized over their contractual life of 22 months through October 2003.

G.   Deferred Loan Costs:

     Costs incurred in obtaining the Company's secured convertible financing are capitalized and amortized over the two-year life of the debenture. (See Note 10).

H.   Deferred Registration Costs:

     Accounting and legal fees related to the Company's planned registration of its common stock with the Securities and Exchange Commission are capitalized. Such costs will be charged directly to additional paid-in capital against the value of the Company's shares that are issued to convert its new secured convertible debenture. If the registration statement should not be declared effective within twelve months of the Company's initially incurring the related costs, all such costs will be charged to expense. (See Note 10D).

                  COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies-(continued):

I.   Equity Method of Accounting:

     The investment in the joint venture is accounted for using the equity method of accounting since the Company has the ability to exercise significant influence, but not control. This investment is included with other assets on the consolidated balance sheet. The loss on this equity method investment has not been significant through September 30, 2005.

J.   Long-lived Assets:

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

     For long-lived assets used in operations, impairment losses are only recorded if the asset's carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. The Company measures the impairment loss based on the difference between the carrying amount and estimated fair value.

     Long-lived assets are considered held for sale when certain criteria are met. The Company had no assets held for sale at and December 31, 2004 and September 30, 2005.

     No impairment charges have been recorded in the accompanying financial statements.

K.   Income Taxes:

     The shareholders have elected to treat the Companies as small business corporations ("S Corporations") for income tax purposes as provided in the Internal Revenue Code and the applicable state statutes. As such, the Companies' taxable losses have been passed through to the shareholders for inclusion on their individual tax returns. Accordingly, no provision is made for any federal or state income taxes in the accompanying financial statements.

L.   Classification of Liabilities with Subsequently Modified Repayment Terms:

     In accordance with Statement of Financial Accounting Standards No.6, the current and long-term maturities of the Company's debt obligations whose repayment terms are subsequently modified, either due to partial in-kind payments, conversion to equity, voluntary agreement by related party holder or contractual requirement are reclassified to exclude from the current classification amounts then due more than one year from the applicable balance sheet date or which are converted to equity, except that equity classification is not recognized until actual conversion. Accordingly at December 31, 2004, the conversion to equity of the $1,470,000 of secured debt in June and July of 2005 is recognized at December 31, 2004, in that such amount is classified as long-term. Substantially all other related party debt had previously been voluntarily deferred until January 2007. (See Note 6).

M.   Deferred Revenue:

     Deferred revenue applicable to annual regulatory guide service contracts is recorded when payments are received, generally by credit card, and is amortized ratably to income over the service period, generally 12 months.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies-(continued):

N.   Imputation  of Capital  Related to Below Market  Interest Rate on Secured
     Loan:

     In April 2005 the Company obtained a bank loan secured by liquid assets personally owned by an officer/stockholder of the Company. The rate on such loan was materially below the market rate of interest as well as the Company's incremental borrowing rate for other debt obligations.
     The estimated value in terms of the interest expense that otherwise would have been incurred in absence of the officer/stockholder pledging such liquid assets as collateral has been recognized as imputed interest cost with an equivalent offset to additional paid-in capital. (See Note
     5A).

O.   Revenues:

     The Company earns a fee for each telephone solicitor's call attempt which generates a query to one of two data bases of "Do Not Call" telephone numbers. These inquiries are first routed through telephone carriers and then to the applicable data base distributor and the volume of queries is tracked by the distributor and such data is available to the Company for monitoring. The distributors submit monthly remittances together with the related monthly activity reports. The Company has the contractual right to audit such reports. The Company records its revenues based on the remittances and reports submitted. Any applicable adjustments, which historically have not been significant, are recorded when billed.

P.   Cost of Revenues:

     The Company's cost of revenues is comprised of fees paid to distributors of its patented technology and depreciation of capitalized software costs used to maintain the databases.

Q.   Advertising:

     All advertising costs are expensed as incurred. Advertising expenses totaled $286,474, $165,213, $113,145 and $99,296 for fiscal 2003 and
     2004 and the nine-month periods ended September 30, 2004 and 2005, respectively.

R.   Loss Per Share:

     Basic and  diluted  loss per common  share is  computed  on a  historical basis by dividing net loss by the weighted average number of common shares actually outstanding. Due to losses, stock issuable upon exercise of warrants is anti-dilutive as is the effect of stock issuable upon conversion of convertible secured notes. The stock-split effect of the Company's downstream merger in February 2006 has been given pro forma retroactive recognition on the accompanying statement of operations for loss per share purposes. All other share and share price references are to pre-split shares. (See Notes 11A and 11B).

S.   Fair Value of Financial Instruments:

        The carrying amounts of cash, accounts receivable, current liabilities and long-term debt reported on the balance sheets approximate their fair value. The fair value of accounts receivable and current liabilities approximate their book value due to the short maturity of those items. With respect to long-term debt, the Company believes the fair value approximates book value based on the level of credit risk assumed by the applicable lender.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies-(continued):

T.   Unaudited Financial Statements:

     The unaudited consolidated financial statements as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 and the footnotes related thereto have been prepared by the Company, without audit, and reflect all adjustments which are of a normal recurring nature and which, in the opinion of management, are necessary for a fair presentation of such statements and related disclosures.

U.   Recent Accounting Pronouncements:

        In December 2004, the FASB issued SFAS No. 123 (Revised), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. SFAS 123R will be effective for the Company in fiscal 2006. The pro forma disclosures previously permitted will no longer be an alternative to financial statement recognition. Under
     SFAS 123R, a company must determine the appropriate fair value model, the amortization method for compensation cost and the transition method to be used at date of adoption, either prospective or retrospective; neither method is expected to apply as the Company has not previously granted any stock options to its officers or employees.

     Pursuant to prior stock issuances by the Company to various investors, the Company's two principal officer/stockholders hold certain restricted call options, which expire December 31, 2007. Due to the various restrictions on their exercise, the Company believes that such call options are outside the scope of SFAS 123R and its predecessor opinions. If the Company subsequently issues stock options or other instruments within the scope of SFAS 123R, the Company will report share based compensation accordingly. (See Note 8).

        In  December 2004,   the  FASB  issued  SFAS  No. 153,  "Exchanges  of
     Non-Monetary  Assets--An  Amendment of APB Opinion No. 29,  Accounting for
     Non-Monetary   Transactions"   ("SFAS  153").   SFAS 153  eliminates  the
     exception  from fair value  measurement  for  non-monetary  exchanges  of
     similar   productive  assets  and  replaces  it  with  an  exception  for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005. Its adoption had no effect on the Company's consolidated financial statements.

3.   Property, Equipment and Capitalized Software Cost:

     Major categories of property, equipment and capitalized software cost consist of the following:

                                                       Estimated        December 31,   September 30,
                                                       useful life        2004            2005
                                                       -----------       --------        -------
Furniture and fixtures                                  5 years          $313,179        $325,767
Leasehold improvements                                  55 months          11,348          11,348
Capitalized software cost                               2-5 years         384,107         407,679
                                                                         --------        --------
         Total at cost                                                    708,634         744,794
Less:  Accumulated depreciation and amortization                          267,580         373,427
                                                                         --------        --------
Net property, equipment and capitalized
         software cost                                                   $441,054        $371,367
                                                                         ========        ========

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   Property, Equipment and Capitalized Software Cost-(continued):

     Depreciation and amortization expense of property and equipment was $148,408 and $89,133 for the years ended December 31, 2004 and 2003, respectively and $105,847 and $110,488 for the nine months ended September 30, 2005 and 2004, respectively.

4.   Patents:

     Patents consist of the following:

                                                       December 31,   September 30,
                                                            2004          2005
                                                          -------        -------
US patent, at cost                                        $ 6,500        $ 6,500
Less accumulated amortization                               1,333          1,657
                                                          -------        -------
US patent, net                                              5,167          4,843
European patent - registration in process, at cost         19,963         19,963
                                                          -------        -------
Total patents, net                                        $25,130        $24,806
                                                          =======        =======

     Projected amortization for the US patent is $432 per year through 2015. Beginning in 2006 estimated annual amortization for the European patent is $1,070 through September 2024.

5.   Notes Payable:

A    Secured Bank Line of Credit:

     In April 2005, the Company entered into a short-term line of credit agreement for $350,000 collateralized by liquid assets of one of the Company's two principal officer/stockholders. The interest rate is 0.9% for the first six months and prime thereafter due monthly through the remainder of the loan term expiring on April 26, 2006. This interest rate  was  materially  below  the  market  interest  rate  as well as the
     Company's incremental borrowing rate for other debt. The interest actually incurred through September 30, 2005 was $994. The estimated value in terms of the additional interest expense that otherwise would have been incurred in absence of the officer/stockholder pledging liquid assets as collateral, $10,050, has been recognized as imputed interest cost with an equivalent offset to additional paid-in capital. Outstanding borrowings under the line were reduced to $100,000 on September 15, 2005.

B    Unsecured Demand Notes Payable Stockholder:

     The Company is indebted on two unsecured demand loans totaling $200,000 to a stockholder. The notes bear interest at 14% per annum. Subsequent to September 30, 2005 the Company borrowed an additional $37,500 and later repaid a total of $100,000 of these demand notes.

C    Short-term Insurance Premium Financing:

     At September 30, 2005, the Company had an outstanding  balance of $16,056
     on  certain  financed   insurance   premiums,   payable  monthly  over  a
     nine-month term through May 2006.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   Long-Term Debt:

     Long-term debt consists of the following:

                                                                  December 31,      September 30,
                                                                     2004               2005
                                                                   ----------        ----------
Notes payable and accrued interest to related companies (A)        $  988,708        $  737,092
Notes payable and accrued interest to officers and
             stockholders (B)                                       1,658,671         1,757,285
Secured notes payable and accrued interest thereon (C)              1,500,000            30,000
Capital lease obligations (D)                                         247,482           179,809
Term note, due June 30, 2007                                               --            50,000
                                                                   ----------        ----------
Totals                                                              4,394,861         2,754,186
Less:  Current maturities                                             355,025           426,792
                                                                   ----------        ----------
Long-term maturities                                               $4,039,836        $2,327,394
                                                                   ==========        ==========

     At December 31, 2004, after giving effect to the subsequent conversion in June and July of 2005 to equity of $1,470,000 of the secured notes, the long-term maturities are payable as follows - 2006: $2,036,173; 2007: $367,020; and 2008: $166,643.

     (A) Notes payable to related companies and accrued interest thereon:

     The Company is indebted to four companies, related to the Company by virtue of certain similar ownership and/or management. All of the notes were originally issued in 2001. Three, totaling $700,000, were in consideration of the release by the related companies of their contract rights to receive all revenues generated by the Company from the use of its patented technology; one was for cash in the amount of $300,000. (See Note 2F).

     All notes accrued interest at 21% through May 31, 2003 and at 18% thereafter. At times, the Company has deferred debt service on the notes, making in-kind payments in common stock as well as adjusting payments made subsequently. Whenever an in-kind payment has been made or principal and interest payments deferred, the subsequent payment of principal and related deferred interest is conformed to coincide with the original amortization schedule through maturity in May 2008. All applicable interest continues to accrue monthly. Unpaid accrued interest was $215,250 and $168,000 as of December 31, 2004 and September 30, 2005, respectively, and is being paid monthly through May 2008.

     During 2004, the Company issued 200,000 of its Class B shares, valued at $1.50 per share, in payment of $150,430 of principal and $149,570 of interest. As the Company later issued shares valued at $1.00 per share, anti-dilution rights in the 2004 in-kind payment agreement required the Company to issue an additional 100,000 common shares to those holders.

     During the nine months ended September 30, 2005 the Company issued 300,000 of its Class B shares in payment of $228,870 of principal and $71,130 of interest. No principal payments in cash were required during that period; rather adjustments to the amortization schedule were made. Monthly payments of principal and interest according to the original amortization schedule were due to resume commencing January 2006 through May 2008.

     A subsequent deferral of payments on one of the loans, required by the Company's new secured lender, suspends debt service payments until 90 days after the Company's registration statement becomes effective. This deferral does not affect the current and long-term portions of this loan as the deferred amounts are expected to be made up within twelve months of the applicable balance sheets. Further, the Company may seek to make an in-kind payment in 2006. (See Notes 2L and 10A).

                  COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   Long-Term Debt-(continued):

     (B) Notes payable to officers and stockholders and accrued interest thereon:

     The loans payable balance consists of various advances made by the officers and stockholders of the Company with interest accruing at 12% with various repayment terms. Principal payments on $1,625,000 of the outstanding notes at December 31, 2004 had been deferred until January 2007 by the lenders. A condition of the Company's new convertible secured debenture was the required deferral of debt service on approximately $1,668,000 of debt to these related parties until ninety days after the Company's registration statement is declared effective, except that current accrued interest may be paid on $500,000 of such debt, borrowed on a pass-thru basis. (See Note 10D).

     (C) Secured notes payable and accrued interest thereon:

     During 2003, the Company offered 50 units of 9% secured promissory notes and warrants to purchase non-voting Class B Common shares. Each unit consisted of $30,000 of debt principal and warrants to purchase 20,000 shares, par value 0.001. The notes have a maturity date of September 30, 2008 and are secured by a security interest in the patent and patent applications and any divisions and continuations with respect to certain intellectual property relating to the TeleBlock system. Each warrant is exercisable at a purchase price of $1.50 per share. As of December 31, 2004, all 50 units were sold for a total of $1,500,000. Interest of 9% per annum was due on a quarterly basis commencing October 1, 2003. The total amount of interest paid in fiscal 2004 and 2003 was approximately $133,000 and $44,000, respectively. Principal payments were due October 2005 through September 2008.

     During the second quarter of 2005, the Company offered the secured note holders the right to convert their $1,500,000 of notes into Class B non-voting stock at a per share conversion price of $1.00. During the term of such offer the Company also reduced the exercise price of the unit warrants to purchase an aggregate of 1,000,000 shares of Class B shares from $1.50 to $1.00.

     During June and July 2005, $1,470,000 of secured notes and related accrued interest of $66,150 were converted and $420,000 of warrants was exercised. The exercise price of the remaining 580,000 warrants reverted to $1.50 per share at the conclusion of the offering. (See
     Note 11D).

     (D) Capital lease obligations:

     The Company acquired furniture, fixtures and equipment from third parties and certain related entities on a strictly pass-through basis under various capital lease arrangements with various due dates through the year 2008. The amounts are presented net of imputed interest of $62,883 as of December 31, 2004 and $30,740 as of September 30, 2005,
     respectively.

     The following schedule shows the future minimum payments due on the leases at December 31, 2004 through maturity, as well as the amounts representing principal and interest.


              Year Ending   Minimum         Amounts       Representing
              December 31   Payments        Interest       Principal
              -----------   --------        --------       ---------
                2005        $132,911        $ 40,214        $ 92,697
                2006         125,806          18,413         107,393
                2007          40,068           3,356          36,712
                2008          11,448             768          10,680
                            --------        --------        --------

Totals                      $310,233        $ 62,751        $247,482
                            ========        ========        ========

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   Commitments and Contingencies:

A.   Minimum Operating Lease Commitments:

     The Company leases office space in Glen Cove, New York. The lease requires minimum annual rentals plus operating expenses through July 31, 2006. In addition, the Company subleases part of its space to a subtenant on a month-to-month basis. Rent expense, net of sublease income was:

                                                 Gross       Sublease         Net
                                                  Rent        Rental          Rent
                                                Expense       Income         Expense
                                                -------       ------         -------
     Calendar year ended December 31, 2003       $ 55,811   $ (26,372)       $29,439
     Calendar year ended December 31, 2004        73,645      (41,155)       32,490
     Nine months ended September 30, 2004         56,583      (31,339)       25,244
     Nine months ended September 30, 2005         57,269      (34,696)       22,573

     Minimum annual rental commitments through the lease term at December 31, 2004 are: 2005: $69,191 and 2006: $41,125.

B.   Employment Agreements and Waiver of Accrued Salary:

     The Company had entered into employment agreements with three of its officer/stockholders, each for five-years through December 1, 2006. Accrued unpaid salaries at September 30, 2005 and December 31, 2004 were $15,000 and $705,000, respectively. Effective May 31, 2005, the Company terminated the employment agreement of one officer. (See Note 7D).

     The total balance owed at May 31, 2005 to the three officers of $730,000 was reclassified to additional paid-in capital as the officers agreed to waive their rights to such compensation. In addition, the Company entered into a five-year extension of the employment agreement with the two remaining officers until November 30, 2011. Minimum annual aggregate amounts due under these agreements are $480,000 per year. (See Notes 8 and 9).

C.   Major Customer/Distributors:

     For the years ended December 31, 2003 and 2004, two distributors comprised 95% (48% and 47%) and 95% (61% and 34%) of the Company's revenues. At December 31, 2004 these two distributors comprised 96% (78% and 18%) of the Company's trade receivables.

     For the nine months ended September 30, 2004 and 2005, two distributors comprised 94% (59% and 35%) and 94% (60% and 34%) of the Company's revenues. At September 30, 2005 these two distributors comprised 100% (69% and 31%) of the Company's trade receivables. In 2005 the larger of these distributors filed for bankruptcy. The Company continues to do business with this distributor and its successor in interest.

D.   Consulting Agreement:

     Upon terminating the employment agreement of one of its officers, the Company entered into a consulting agreement with the former officer for a term of 22 months through March 31, 2007 at a monthly fee of $2,500.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.   Commitments and Contingencies-(continued):

E.   Related Party Transactions:

     The waiver of accrued salary by the Company's three officer/stockholders is described in Note 7B. Employment contracts with the two remaining principal officer/stockholders are described in Note 7B. A consulting agreement with a former officer is described in Note 7D.

     The Company is indebted to various related parties, including its officers and stockholders on several secured and unsecured notes payable. These obligations are described in Notes 5B, 6A, 6B and 6C. Also, a secured note described in Note 5A is collateralized by personal assets of one of the Company's two remaining principal officer/stockholders.

     Common stock purchase warrants held by related parties are described in Notes 8 and 9.

8.   Common Stock Transactions:

     During 2004, the Company issued 200,000 Class B shares in payment of principal and interest due on notes payable. The agreement gave the lenders anti-dilution rights if the Company subsequently issued shares at a lower price. In June 2005, an in-kind share payment and other debt conversions were effected at $1.00 share and the exercise price of outstanding warrants was reduced to $1.00 per share, thus triggering the anti-dilution provision; 100,000 more shares were issued to those who received the 2004 in-kind payment. (See Note 6A).

     In June 2005, the Company offered its $1,500,000 secured note holders the right to convert such debt to equity and also reduced the exercise price of the related 1,000,000 warrants from $1.50 to $1.00 per share. A total of $1,470,000 of secured notes were converted and 420,000 warrants were exercised in June and July of 2005. Following these transactions, $30,000 of non-convertible debt and 580,000 warrants exercisable at $1.50 per share through September 30, 2008 remained outstanding. (See Notes 6C and 11D).

     Certain Class B common shares previously sold to investors in private placements presently provide an option to the three principal shareholders of the Company to repurchase from such investors, as applicable, up to an aggregate of 1,000,000 and 300,000 shares at prices of $0.67 and $2.50, respectively, all exercisable through December 31, 2007, but contingent on the repayment in full of the notes described in
     Note 6A.  (See Notes 11A and 11B).

9.   Treasury Stock:

     In May 2005, the Company purchased 1,250,000 Class B shares from an officer/shareholder for $263,053 consisting of $219,628 in cash and notes and five-year warrants to purchase 250,000 shares of common stock at $1.00 per share. (See Note 11B).

     In addition, the officer/shareholder resigned from the Company, waived her rights to accrued salary totaling $223,000 as of December 31, 2004 and an additional $25,000 for the five months ended May 31, 2005 and also entered into a consulting agreement with the Company.

     The 250,000 warrants were  subsequently  assigned to one of the Company's
     two  remaining   officer/stockholders  pursuant  to  a  judicial  process
     settlement of an unrelated matter.

                  COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  Subsequent Secured Convertible Borrowing and Related Agreements:

A.   Convertible Note and Securities Purchase Agreement:

     On November 30,  2005,  the Company  entered  into a securities  purchase agreement with Montgomery Equity Partners Ltd. ("Montgomery"). The agreement calls for the purchase by Montgomery of up to $1,000,000 of secured debentures, convertible into shares of the Company's $0.001 par value common stock. On December 2, 2005, the Company sold the first $600,000 of the debenture to Montgomery. The note, due November 30, 2007 and bearing interest at 10 percent, is secured by all assets of the Company not otherwise pledged. The Company paid affiliates of Montgomery loan commitment, structuring and due diligence fees totaling $112,500 and also paid a $30,000 finder's fee to a third party. (See
     Note 11E).

     The agreements require the Company to (i) merge with and into a public shell company, (ii) file an initial registration statement for the merged company with the Securities and Exchange Commission under the Securities Act of 1933 with the provision that the lender purchase the $400,000 balance of the notes two days before the registration statement is filed.

     The agreements prohibit the Company from: (i) selling capital stock at a price less than the closing bid price of its common stock immediately before such sale; (ii) granting other security interests other than for business equipment not in excess of $50,000 per year; (iii) filing a registration statement on Form S-8; and (iv) repaying any debt to the Company's two officer/stockholders until 90 days after the registration statement is effective. The lender also has a refusal right to match the terms of any proposed equity capital raise by the Company.

     On December 2, 2005 the Company conditionally acquired the public shell company. (See Note 11A).

B.   Conversion and Redemption Terms:

     The note principal and accrued interest thereon is convertible into the Company's common stock at a price equal to the lesser of: (a) the lowest closing bid price of the Company's common stock during the ten trading days preceding the initial filing of the registration statement, (the "Fixed Conversion Price") or eighty percent of the lowest closing bid price of the Company's common stock, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion, (the "Variable Conversion Price"). The fixed price is subject to standard as well as specific anti-dilution provisions, if during the term of the note, the Company issues common stock or stock purchase rights of any kind at a lower price.

     The lender has imposed a restriction on its right to convert the debenture, such that at no time is the lender to own more than 4.9% of the outstanding shares of the Company. The lender may waive this restriction upon 65 days written notice to the Company. The Company may redeem the outstanding balance of the note, in whole or in part, on three days notice, if the closing bid price of its common stock is less than the fixed conversion price.

C.   Investor Registration Rights Agreement:

     As a condition of the note and related agreements, the Company granted the lender certain investor registration rights, requiring the Company to file an initial registration statement, which includes at least
     65,000,000 shares underlying the convertible debenture, with the Securities and Exchange Commission under the Securities Act of 1933 no later than January 14, 2006 and to have it declared effective within 120 days of filing. Non-compliance with the latter requirement is an act of default under the agreement. These provisions impose a penalty of two percent of the outstanding note balance for every 30 day period the applicable deadline is not met. (See Note 11C).

                  COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.   Subsequent Secured Convertible Borrowing and Related
     Agreements-(continued):

D.   Initial Public Offering:

     As required by the terms of its convertible note and related agreements with Montgomery, the Company is preparing an initial registration statement on Form SB-2, to be filed with the Securities and Exchange Commission to register 65 million shares underlying the convertible debenture. The Company will not be registering any shares for its own account.

E.   Lock-Up:

     As a condition to the secured convertible debenture, Montgomery required the two principal stockholders of the Company to agree not to sell, assign, hypothecate, distribute or otherwise dispose of any securities of the Company of any kind without the lender's consent, except for sales made in accordance with Rule 144(e) under the Securities act of 1933.

11.  Other Subsequent Events-(Unaudited):

A.   Merger:

     On  December  2, 2005,  pursuant to a merger  which  initially  closed in escrow, the Company conditionally acquired GSA Publications Inc. ("GSA"), a Nevada corporation, whose shares are quoted on the Pink Sheets News Service. In February 2006, the applicable conditions were satisfied and, in addition, the Company effectuated a statutory downstream merger into GSA, which then changed its name to that of the Company. Such merger terminated the S Corporation election of the Company and its subsidiaries, retroactive to January 1, 2006.

B.   Changes Applicable to Common, Treasury and Authorized Shares:

     Pursuant to the merger, each of the Company's outstanding 12,965,003 Class A and Class B common shares were split 3.278055546 for one. The resulting post-split 42,500,000 shares are all voting. Prior to the merger recapitalization, GSA effectively had 7,500,000 shares outstanding. The Company has 50,000,000 shares outstanding on a post-split basis.

     In February 2006, in connection with the downstream merger into GSA, the Company permanently retired its treasury stock, consisting of 1,250,000 pre-split shares. The Company also increased its authorized shares from 75 million shares to 500 million shares.

C.   Filing Deadline Penalty:

     The Company did not file the registration statement by January 14, 2006 as required by the loan agreements and is accordingly subject to a penalty of two percent of the outstanding note balance for every thirty days until the statement is filed. Montgomery has verbally informed the Company that it will waive this penalty for the first thirty-day period.

D:   Modification of Securities Purchase Agreement:

     In February 2006, Montgomery modified the securities purchase agreement to allow the Company to register 2,720,786 post-split shares underlying an equivalent number of outstanding post-split common stock purchase warrants as well as 3,500,000 common shares held by non-affiliated stockholders.

E.   Sale and Purchase of Remaining Balance of Debenture:

     On February 13, 2006, in anticipation of the Company filing its registration statement with the Securities and Exchange Commission, the Company requested that Montgomery purchase the remaining $400,000 of the convertible debenture. Upon receipt thereof, related commitment and finder's fees of $40,000 and $20,000, respectively, will be payable.

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
GSA Publications, Inc

We have audited the accompanying balance sheet of GSA Publications, Inc. (a Nevada corporation in the development stage) as of September 30, 2005 and December 31, 2004 and the related statements of operations, statement of stockholders' equity and cash flows for the period from November 17, 2003 (inception) to September 30, 2005, and for the periods ended September 30, 2005, December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects. the financial position of GSA Publications, Inc., as of September 30, 2005 and December 31, 2004, and the related statements of operations, statement of stockholders' equity and cash flows for the period from November 17, 2003 (inception) to September 30, 2005, and for the periods ended September 30, 2005, December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mark Shelley
Shelley International CPA
Mesa, Arizona
February 8, 2006

                            GSA PUBLICATIONS, INC.
                                BALANCE SHEET

                                                             December 31,     September 30,
                                                                 2004             2005
                                                               --------         --------
ASSETS:

Current Assets:

   Cash                                                        $ 41,000         $ 46,000
                                                               --------         --------

Total Current Assets                                             41,000           46,000

Equipment, net                                                       --            1,000
                                                               --------         --------

Total Assets                                                   $ 41,000         $ 47,000
                                                               ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:

   Accounts payable                                            $     --         $  9,500
                                                               --------         --------

Total Current Liabilities                                            --            9,500
                                                               --------         --------

Commitments and Contingencies

Shareholders' Equity:

   Common stock, $.001 par value: Authorized 75,000,000
     shares; issued and outstanding: 45,000,000 shares
     and 50,000,000 shares at December 31, 2004 and
     September 30, 2005, respectively                            45,000           50,000

   Additional paid-in capital                                     7,000            9,500

   Deficit accumulated during the development stage             (11,000)         (22,000)
                                                               --------         --------

Total Shareholders' Equity                                       41,000           37,500
                                                               --------         --------

Total Liabilities and Shareholders' Equity                     $ 41,000         $ 47,000
                                                               ========         ========

               See accompanying notes to financial statements.

                            GSA PUBLICATIONS, INC.
                           STATEMENT OF OPERATIONS
           Form Inception (November 17, 2003) to September 30, 2005

                                                 Period From             Year              Nine Months          Period From
                                                 Inception To            Ended                Ended             Inception to
                                                 December 31,          December 31,        September 30,        September 30,
                                                     2003                 2004                 2005                 2005
                                                 ------------         ------------         ------------         ------------
Revenue                                          $         --         $         --         $         --         $         --
                                                 ------------         ------------         ------------         ------------

Expenses

General and administrative                              3,000                1,000                8,500               12,500

Officers contributed services                           1,000                6,000                2,500                9,500
                                                 ------------         ------------         ------------         ------------

Total expenses                                          4,000                7,000               11,000               22,000
                                                 ------------         ------------         ------------         ------------

Provision for income taxes                                 --                   --                   --                   --

Net loss                                         $     (4,000)        $     (7,000)        $    (11,000)        $    (22,000)
                                                 ============         ============         ============         ============

Basic and diluted earnings
         per common share (1)                    $         --         $         --         $         --
                                                 ============         ============         ============

Weighted average number of
         shares                                    42,500,000           45,000,000           47,500,000
                                                 ============         ============         ============

---------------------------
       (1) = less than $0.01 per share

               See accompanying notes to financial statements.

                            GSA PUBLICATIONS, INC.
                      STATEMENT OF STOCKHOLDERS' EQUITY
           From Inception (November 17, 2003) to September 30, 2005

                                                                                            Deficit
                                              Common Stock                   Addi-         Accumulated         Total
                                             $.001 Par Value                tional           During            Stock-
                                      ----------------------------          Paid-in        Development        holders'
                                        Shares             Amount           Capital          Stage             Equity
                                      -----------         --------          --------        ---------         --------
Shares issued to founders
 at $0.001 per share                   40,000,000         $ 40,000          $               $                 $ 40,000

Shares issued for cash
 at $0.001 per share                    5,000,000            5,000                             5,000

Officers contributed services                                                  1,000                             1,000

Net loss                                                                                       (4,000)          (4,000)
                                      -----------         --------          --------        ---------         --------

Balance, December 31, 2003             45,000,000           45,000             1,000           (4,000)          42,000

Officers contributed services                                                  6,000                             6,000

Net loss                                       --               --                --           (7,000)          (7,000)
                                      -----------         --------          --------        ---------         --------

Balance, December 31, 2004             45,000,000           45,000             7,000          (11,000)          41,000

Shares issued for cash at
 $0.001 per share                       5,000,000            5,000                                               5,000

Officers contributed services                                                  2,500                             2,500

Net loss                                                                                    $ (11,000)        $(11,000)
                                      -----------         --------          --------        ---------         --------

Balance, September 30, 2005            50,000,000         $ 50,000          $  9,500        $ (22,000)        $ 37,500
                                      ===========         ========          ========        =========         ========

               See accompanying notes to financial statements.

                            GSA PUBLICATIONS, INC.
                           STATEMENT OF CASH FLOWS
           Form Inception (November 17, 2003) to September 30, 2005

                                                  Period From          Year         Nine Months      Period From
                                                  Inception To         Ended          Ended          Inception to
                                                  December 31,      December 31,    September 30,    September 30,
                                                      2003             2004            2005              2005
                                                    --------         --------         --------         --------
Operations Activity:

Net loss                                            $ (4,000)        $ (7,000)        $(11,000)        $(22,000)

Adjustments to net loss

Officer contributed services                           1,000            6,000            2,500            9,500

Change in accounts payable                                --               --            8,500            8,500
                                                    --------         --------         --------         --------

Cash flow required by operations                      (3,000)          (1,000)              --           (4,000)
                                                    --------         --------         --------         --------

Financing Activities:

Common shares sold                                    45,000               --            5,000           50,000

Cash flow provided by financing                       45,000               --            5,000           50,000
                                                    --------         --------         --------         --------

Net Change in Cash Flow                               42,000           (1,000)           5,000           46,000

Beginning cash balance                                    --           42,000           41,000               --
                                                    --------         --------         --------         --------

           Ending cash balance                      $ 42,000         $ 41,000         $ 46,000         $ 46,000
                                                    ========         ========         ========         ========

Non-cash investing and financing activities:

Cost of equipment included in payables              $     --         $     --         $  1,000         $  1,000
                                                    ========         ========         ========         ========

No interest or income taxes have been
 paid since inception

               See accompanying notes to financial statements.

                            GSA PUBLICATIONS, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 1.     GENERAL ORGANIZATION AND BUSINESS

The Company was organized in the state of Nevada on November 17, 2003. The Company is in its development stage and currently has no operations and no segments.

NOTE  2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below.

(A)   Accounting Basis

The  statements  were  prepared  following   generally   accepted   accounting
principles of the United States of America consistently applied.

(B)   Earnings per Share

Basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. Diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options, warrants or similar securities since inception.

(C)   Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

(D)   Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(E)   Revenue Recognition

The Company has no revenue and no operations.

(F)   Advertising

Advertising is expensed when incurred. There has been no advertising since inception.

(G)   Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

                            GSA PUBLICATIONS, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 3.     GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

NOTE 4.     PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Currently the Company's deferred assets equals the valuation allowance

No income tax reports have been filed with the federal government.

NOTE 5.     OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no lease obligations.

NOTE  6.    RECENTLY ISSUED ACCOUNTING  STANDARDS

SFAS   148  -   Accounting   for   Stock-Based   Compensation-Transition   and
Disclosure: This statement amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.

SFAS 149 - Amendment of Statement  133 on Derivative  Instruments  and Hedging
Activities: This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement NO. 133, Accounting for Derivative Instruments and Hedging Activities.

SFAS 150 - Financial Instruments with Characteristics of both Liabilities and Equity: This statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

Interpretation No. 46 (FIN 46): Effective January 31, 2003, The Financial Accounting Standards Board requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a continuing financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Company has not invested in any such entities, and does not expect to do so in the foreseeable future.

The adoption of these new Statements is not expected to have a material effect on the Company's financial position, results or operations, or cash flows.

                            GSA PUBLICATIONS, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 7.     RELIANCE ON OFFICERS AND CONTRIBUTED SERVICES

The president and vice-president of the Company are the persons who have the experience to promote this new publication. If they were to no longer be able or willing to function in that capacity the Company would be negatively affected. These officers have contributed their services on a part time basis to the Company. The value of these services has been estimated and included in the financial statements.

NOTE 8.     LONG TERM DEBT

The Company has no long term debt or similar contingencies.

NOTE 9.     STOCKHOLDERS' EQUITY

At inception the Company's founders invested $40,000 into the Company and received 40,000,000 shares of restricted common stock valued at $0.001 per share. During this same year (2003) the Company also completed an offering and raised $5,000 cash selling 5,000,000 shares of stock at $0.001 per share.

During the first five months of the year 2005 the Company completed a second offering of 5,000,000 shares of common stock at $0.001 per share.

Total authorized shares are 75,000,000. Total outstanding shares issued are 50,000,000.

NOTE 10.    SUBSEQUENT EVENTS - (Unaudited)

On December 2, 2005, 90% of the Company's outstanding shares were acquired in a forward merger, subject to the fulfillment of certain conditions, by Compliance Systems Corporation, a Delaware corporation that provides services to the tele-marketing industry.

In February 2006, the required conditions were satisfied and, in addition, the Delaware corporation was statutorily merged into the Company pursuant to a downstream merger. The Company then changed its name to Compliance Systems Corporation.

In  connection  with  the  downstream   merger,   the  Company  increased  its
authorization of common shares to 500,000,000.

                   Pro Forma Financial Data - (Unaudited)

Introductory Note

The following unaudited pro forma balance sheet as of September 30, 2005 consolidates the September 30, 2005 balance sheet of Compliance Systems Corporation with the September 30, 2005 balance sheet of GSA Publications, Inc. as if the downstream merger occurred on that date, and also gives effect to the receipt by the Company of gross secured convertible debenture proceeds of $600,000 and the application of $290,000 of such gross proceeds to various deferred costs as well as the costs directly associated with the merger.

The following unaudited pro forma statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 consolidates the respective statements of operations of the two companies for those periods as if the downstream merger occurred on the first day of each period presented, and also reflects interest expense on the $600,000 of convertible debt as if that borrowing had occurred on January 1, 2004 and January 1, 2005, respectively.

The pro forma financial data is not necessarily indicative of the actual operating results that would have occurred or the future operating results that will occur as a consequence of such transactions. The results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the Company's results of operations to be expected for the full year.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET - (Unaudited)
                                September 30, 2005

                                                                                                Adjustments
                                                             Compliance            GSA            Increase
                                                              Systems          Publications     (Decrease)           Pro forma
                                                              -------          ------------     ----------           ---------
ASSETS:
Current Assets:                                                                                 $   410,000 (1)
         Cash                                               $    56,732        $    46,000         (100,000 (2)     $   412,732
         Accounts receivable                                    226,985                 --               --             226,985
         Prepaid expenses and other                              63,009                 --               --              63,009
                                                            -----------        -----------      -----------         -----------
Total Current Assets                                            346,726             46,000          310,000             702,726
                                                            -----------        -----------      -----------         -----------

Property, equipment and capitalized
  software costs, net                                           371,367              1,000               --             372,367
                                                            -----------        -----------      -----------         -----------

Other Assets:
         Patents, net                                            24,806                 --               --              24,806
         Deferred loan costs                                     23,273                 --          150,000 (1)         173,273
         Deferred registration costs                             66,533                 --           40,000 (1)         106,533
         Deposits and other                                      45,298                 --               --              45,298
                                                            -----------        -----------      -----------         -----------
Total Other Assets                                              159,910                 --          190,000             349,910
                                                            -----------        -----------      -----------         -----------
Total Assets                                                $   878,003        $    47,000      $   500,000         $ 1,425,003
                                                            ===========        ===========      ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT):
Current Liabilities:
         Notes payable                                      $   316,056        $        --      $        --         $   316,056
         Accounts payable and accrued expenses                  231,703              9,500               --             241,203
         Current maturities of long-term debt                   426,792                 --               --             426,792
                                                            -----------        -----------      -----------         -----------
Total Current Liabilities                                       974,551              9,500               --             984,051

Long-term debt, principally to related
 parties, less current maturities                             2,327,394                 --               --           2,327,394
Secured convertible debenture                                   600,000                 (1)         600,000
Accrued officers' compensation                                   15,000                 --               --              15,000
Deferred income                                                  51,397                 --               --              51,397
                                                            -----------        -----------      -----------         -----------
Total Liabilities                                             3,368,342              9,500          600,000           3,977,842
                                                            -----------        -----------      -----------         -----------

Commitments and Contingencies

Shareholders' Equity (Deficit):
         Common stock, $.001 par:                                14,215             50,000           (1,250)(3)          50,000
                                                                                                    (12,965)(4)

         Additional paid-in capital                           4,072,925              9,500         (261,803)(3)       3,711,587
                                                                                                   (100,000)(2)
                                                                                                     12,965 (4)
                                                                                                    (22,000)(5)

         Accumulated  (deficit )                             (6,314,426)           (22,000)          22,000 (5)      (6,314,426)

         Treasury stock, at cost                               (263,053)                --          263,053 (3)              --
                                                            -----------        -----------      -----------         -----------
Total Shareholders' Equity (Deficit)                         (2,490,339)            37,500         (100,000)         (2,552,839)
                                                            -----------        -----------      -----------         -----------
Total Liabilities and Shareholders' Equity (Deficit)        $   878,003        $    47,000      $   500,000         $ 1,425,003
                                                            ===========        ===========      ===========         ===========

    See accompanying notes to pro forma consolidated financial statements.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)
                         YEAR ENDED DECEMBER 31, 2004

                                                                                    Adjustments
                                            Compliance           GSA                 Increase
                                            Systems          Publications           (Decrease)               Pro Forma
                                          ------------         ------------         ------------            ------------
Revenues                                  $  2,114,285         $         --         $         --            $  2,114,285

Cost of revenues                               492,815                   --                   --                 492,815
                                          ------------         ------------         ------------            ------------

Gross margin                                 1,621,470                   --                   --               1,621,470
                                          ------------         ------------         ------------            ------------

Operating expenses:

  Selling, general and
     administrative expenses                 2,471,099                7,000                   --               2,478,099

  Interest expense                             505,806                   --               60,000 (A)             565,806
                                          ------------         ------------         ------------            ------------

Total operating expenses                     2,976,905                7,000               60,000               3,043,905
                                          ------------         ------------         ------------            ------------

Net loss                                  $ (1,293,769)        $     (7,000)             (60,000)           $ (1,360,769)
                                          ============         ============         ============            ============

           Per share data:

Basic and diluted loss per share                                                                            $       (.03)
                                                                                                            ============

Basic and diluted weighted average
   common shares outstanding                                                                                  41,168,527
                                                                                                            ============

    See accompanying notes to pro forma consolidated financial statements.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)
                     NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                                    Adjustments
                                            Compliance             GSA                Increase
                                            Systems            Publications          (Decrease)              Pro Forma
                                          ------------         ------------         ------------            ------------
Revenues                                  $  1,426,910         $         --         $         --            $  1,426,910

Cost of revenues                               350,976                   --                   --                 350,976
                                          ------------         ------------         ------------            ------------

Gross margin                                 1,075,934                   --                   --               1,075,934
                                          ------------         ------------         ------------            ------------

Operating expenses:

   Selling, general and
     administrative expenses                 1,625,169               11,000                   --               1,636,669

   Interest expense                            368,206                   --               45,000 (B)             413,206
                                          ------------         ------------         ------------            ------------

Total costs and expenses                     2,344,351               11,000               45,000               2,049,875
                                          ------------         ------------         ------------            ------------

Net loss                                  $   (917,441)        $    (11,000)        $    (45,000)           $   (973,441)
                                          ============         ============         ============            ============

           Per Share Data:

Basic and diluted loss per share                                                                            $       (.02)
                                                                                                            ============

Basic and diluted weighted average
   common shares outstanding                                                                                  47,797,450
                                                                                                            ============

    See accompanying notes to pro forma consolidated financial statements.

               COMPLIANCE SYSTEMS CORPORATION AND SUBSIDIARIES
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - (Unaudited)

      NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

      (1) To record issuance of $600,000 of convertible debentures, loan origination, diligence, structuring and finder's fees aggregating $150,000, deferred registration costs of $40,000 and net proceeds received of $410,000.

      (2)   To record the $100,000 cost of acquiring GSA Publications, Inc.

      (3) To record the retirement of Compliance Systems Corporation treasury stock.

      (4) To adjust the par value of $.001 common stock to the number of post-merger shares, and to add the excess to additional paid-in capital.

      (5) To eliminate GSA Publications, Inc. accumulated deficit and offset it against additional paid-in capital.

   NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

      (A) To record one year of interest expense at 10% on the convertible secured debentures.

      (B) To record nine months of interest expense at 10% on the convertible secured debentures.

We have not authorized any dealer,
salesperson or other person to provide
any information or make any
representations about Compliance Systems
Corporation except the information or
representations contained in this
Prospectus.  You should not rely on any
additional information or representations if made.

        -------------------------

This Prospectus does not constitute an                 ----------------------
offer to sell, or a solicitation of an
offer to buy any securities:                                 PROSPECTUS

  |_| except the common stock offered by               ---------------------
      this Prospectus;

  |_| in any jurisdiction in which the
      offer or solicitation is not                    Shares of Common Stock
      authorized;

  |_| in any jurisdiction where the
      dealer or other salesperson is not          COMPLIANCE SYSTEMS CORPORATION
      qualified to make the offer or
      solicitation;

  |_| to any person to whom it is
      unlawful to make the offer or
      solicitation; or
                                                         _____________, 2006
  |_| to any person who is not a United
      States resident or who is outside
      the jurisdiction of the United
      States.

The delivery of this Prospectus or any
accompanying sale does not imply that:

  |_| there have been no changes in the
      affairs of Compliance Systems
      Corporation after the date of this
      Prospectus; or

  |_| the information contained in this
      Prospectus is correct after the
      date of this Prospectus.

         -----------------------

Until __________, 2006, all dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification Of Directors And Officers

   CSC's Bylaws provide that the Company has the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in our best interest. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or
(iii) expenses incurred in defending any action without court approval.

Item 25.  Other Expenses Of Issuance And Distribution

   The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by CSC.

        United States Securities and Exchange Commission      $    2,286
        registration fee
        Printing and engraving fees*                          $   10,000
        Accounting fees and expenses*                         $  102,500
        Legal fees and expenses                               $   50,000
        Miscellaneous (including Blue Sky fees, transfer
           agent fees and registrar fees)*                    $    7,714
                                                              ----------

        Total Estimated Expenses                              $  172,500
                                                              ==========

        ------------------
        *   Estimated.

Item 26.  Recent Sales of Unregistered Securities

      During the last three years, CSC has issued the following unregistered securities:

      On November 30, 2005, the Company entered into the SPA with Montgomery. The SPA calls for the purchase by Montgomery of up to $1,000,000 of secured convertible debentures. Montgomery is entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding under the November 2005 Debentures into shares of CSC's common stock, $0.001 par value per share, at a price per share equal to the lower of: (i) the lowest closing bid price of CSC's common stock at any time during the 10 trading days before the filing of the accompanying registration statement, or (ii) 80% of the lowest price per share in the last reported trade of CSC's common stock on the Over-the-Counter Bulletin Board or on the exchange which the common stock is then listed, as quoted by Bloomberg, LP, for the five trading days immediately preceding the conversion date, which conversion price may be adjusted from time-to-time pursuant to certain other terms of the November 2005 Debentures. The November 2005 Debentures are secured by all CSC's assets not otherwise specifically pledged, have two-year maturity dates, and accrue interest at 10% per annum. On December 2, 2005, CSC sold the first $600,000 of the November 2005 Debentures to Montgomery. The debenture, which matures November 30, 2007, bears interest at 10% per annum, calculated on a 360-day year basis. CSC paid Yorkville Advisors Management, an affiliate of Montgomery, commitment, structuring and due diligence fees totaling $112,500 and also paid a $30,000 finder's fee to an unrelated third party. The SPA and related IRRA requires us to (a) merge with and into a public shell company, (b) file the accompanying registration statement for the Surviving Entity with the Commission under the Securities Act with the provision that Montgomery purchase the remaining $400,000 balance of the November 2005 Debentures two days before the accompanying registration statement is filed.

      The Company effectuate a private offering of 600,000 shares of non-voting Class B common stock, $0.001 par value per share, pursuant to that certain Confidential Term Sheet dated November 13, 2002, raising aggregate gross proceeds of $750,000. Three hundred thousand of the shares of Class B common stock sold in such offering are subject to a purchase option granted to Dean Garfinkel, Alison Garfinkel, and Barry M. Brookstein. Each of such options is exercisable at a purchase price of $2.50 per share, subject to adjustment in certain events. Such options are exercisable through December 31, 2007, but only in the event certain of our debt had previously been repaid. The Class B shares have been converted into CSC common stock upon the consummation of the merger with GSA.

      The Company effectuated a private offering of 50 Units pursuant to that certain Confidential Term Sheet dated June 10, 2003, raising aggregate gross proceeds of $1,500,000. Each Unit consists of $30,000 principal amount of 9% secured notes due September 30, 2008 and warrants to purchase an aggregate of 20,000 shares of Class B common stock, each exercisable at a purchase price of $1.50 per share, subject to adjustment. In June 2005, the Company offered its $1,500,000 secured note holders the right to convert such debt to equity and also reduced the exercise price of the related 1,000,000 warrants from $1.50 to $1 per share. A total of $1,470,000 of secured notes was converted and 420,000 warrants were exercised between June and September of 2005. Following these transactions, $30,000 of non-convertible debt and 580,000 warrants exercisable at $1.50 per share through September 30, 2008 remained outstanding. The Class B shares have been converted into shares of CSC's common stock upon the consummation of the merger with GSA.

      In connection with $1,000,000 in loans provided to the Company by four affiliated companies of CSC's Chief Financial Officer, the Company issued 200,000 of its Class B shares, valued at $1.50 per share, in payment of $150,430 of principal and $149,570 of interest. As the Company later issued shares valued at $1.00 per share, anti-dilution rights in the 2004 in-kind payment agreement required CSC to issue an additional 100,000 common shares to those holders. During the nine months ended September 30, 2005, the Company issued 300,000 of its Class B shares in payment of $228,870 of principal and $71,130 of interest. The Class B shares have been converted into shares of CSC's common stock upon the consummation of the merger with GSA.

      With respect to the sale of the unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding CSC so as to make an informed investment decision. More specifically, CSC had a reasonable basis to believe that each purchaser was either an accredited investor as defined in Regulation D or otherwise had the requisite sophistication to make an investment in CSC's common stock.

Exhibits Required by Item 601 of Regulation S-B

      (a)   The  following  exhibits  are  filed as part of this  Registration
            Statement:

Exhibit No.    Description                            Location (# on file name)
-----------    -----------                            ------------------------

2.1            Agreement and Plan of Merger, dated    Provided herewith
               February 10, 2006 by and between
               Compliance Systems Corp. and GSA
               Publications, Inc.

3.1 (i)        Articles of Incorporation of           Provided herewith
               Compliance Systems Corp.

3.1 (ii)       By-Laws of Compliance Systems Corp.    Provided herewith

3.2 (i)        Articles of Incorporation of GSA       Provided herewith
               Publications, Inc.

3.2 (ii)       Amendment to Articles of               Provided herewith
               Incorporation of GSA Publications, Inc

3.2 (iii)      By-Laws of GSA Publications, Inc       Provided herewith

5.1            Legal Opinion re: legality             To be filed by amendment

10.1           United States Patent, dated December   Provided herewith
               11, 2001

10.2 Assignment Agreement, dated April 17, Provided herewith 2002 between Call Compliance, Inc.
               and Spirits Management

10.3 Assignment Agreement, dated April 11, Provided herewith 2002 between Call Compliance, Inc.
               and Spirits Management

10.4 Patent License Agreement, dated April Provided herewith 11, 2002 between Call Compliance,
               Inc. and illuminet, Inc.

10.5           CCI Alliance Agreement, dated April    Provided herewith
               11, 2002 between Call Compliance,
               Inc. and

10.6           Addendum to Promissory Note            Provided herewith

10.7           Non-Negotiable Promissory Note         Provided herewith

10.8           Non-Negotiable Promissory Note         Provided herewith

10.9           Non-Negotiable Promissory Note         Provided herewith

10.10          Non-Negotiable Promissory Note         Provided herewith

10.11          Non-Negotiable Promissory Note         Provided herewith

10.12          Guaranty                               Provided herewith

10.13          Guaranty                               Provided herewith

10.14          Guaranty                               Provided herewith

10.15          Termination and Release Agreement      Provided herewith

10.16          Promissory Note                        Provided herewith

Exhibit No.    Description                            Location (# on file name)
-----------    -----------                            ------------------------

10.17          Contribution Agreement                 Provided herewith

10.18          Assignment Agreement between           Provided herewith

10.19          Assignment Agreement between           Provided herewith

10.20          Assignment Agreement between           Provided herewith

10.21          Patent Security Agreement              Provided herewith

10.22          Letter Agreement                       Provided herewith

10.23          Promissory Agreement                   Provided herewith

10.24          Promissory Agreement                   Provided herewith

10.25          Promissory Agreement                   Provided herewith

10.26          Promissory Agreement                   Provided herewith

10.27          Addendum to Promissory Agreement       Provided herewith

10.28          Addendum to Promissory Agreement       Provided herewith

10.29          Non-Negotiable Promissory Note         Provided herewith

10.30          Non-Negotiable Promissory Note         Provided herewith

10.31          Promissory Note                        Provided herewith

10.32          Promissory Note                        Provided herewith

10.33          Promissory Note                        Provided herewith

10.34          Promissory Note                        Provided herewith

10.35          First Amendment to Employment          Provided herewith
               Agreement

10.36          Secured Convertible Debenture issued   Provided herewith
               to

10.37          Securities Purchase Agreement, dated   Provided herewith
               November 30, 2005 by and between
               Compliance Systems Corp. and Cornell

10.38          Investor Registration Rights           Provided herewith
               Agreement, dated November 30, 2005 by
               and between Compliance Systems Corp.
               and Cornell

10.39          Debenture, November 30, 2005, issued   Provided herewith
               to Montgomery Equity Partners, LTD

10.40          Pledge and Escrow Agreement, dated     Provided herewith
               November 30, 2005 by and between
               Compliance Systems Corp. and Cornell

10.41          Security Agreement, dated November     Provided herewith
               30, 2005 by and between Compliance
               Systems Corp. and Cornell

10.42 Lock-up Agreement, dated November 30, Provided herewith 2005 by and between Compliance
               Systems Corp. and Cornell

Exhibit No.    Description                            Location (# on file name)
-----------    -----------                            ------------------------

10.43 Addendum to Stock Purchase Agreement, Provided herewith dated November 30, 2005 by and among Compliance Systems Corp. and
               Shareholders

10.44          Stock Purchase Agreement, dated        Provided herewith
               November 30, 2005 by and among
               Compliance Systems Corp. and
               Shareholders

10.45          Stock Purchase Agreement, dated        Provided herewith
               November 30, 2005 by and among
               Compliance Systems Corp. and
               Shareholders

14.1           Code of Ethics                         Provided herewith

20.1 First Dissenters Notice Letter to GSA Provided herewith Publications, Inc. Stockholders
               (CSC), dated February 10, 2006

20.2           Confidential Term Sheet                Provided herewith

20.3           Confidential Term Sheet                Provided herewith

20.4           Confidential Term Sheet                Provided herewith

23.1           Consent of experts and counsel         Provided herewith

23.2           Consent of experts and counsel         Provided herewith

99.1           Lease Agreement                        Provided herewith

99.2           Lease Agreement                        Provided herewith

99.3           Assignment of Lease with Consent of    Provided herewith
               Landlord

99.4           Sublease Modification Agreement        Provided herewith

99.5           Separation, Mutual Release and Stock   Provided herewith
               Purchase Agreement, dated September
               20, 2005 by and among Alison
               Garfinkel, Compliance Systems Corp
               and its wholly-owned subsidiary Call
               Compliance, Inc.

99.6           Information and Disclosure Statement   Provided herewith
               of Compliance Systems Corp.

ITEM 28.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1)   To  file,   during   any  period  in  which  it  offers  or  sells
securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed information on the plan of distribution.

      (2) For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

      (3)   To  remove  from   registration  by  means  of  a   post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii)  Any  free  writing  prospectus   relating  to  the  offering
prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in Glen Cove, New York, on February 14, 2006.

                                         COMPLIANCE SYSTEMS CORPORATION

                                         By:   /s/Dean Garfinkel
                                           -------------------------------------
                                               February 14, 2006
                                               Dean Garfinkel
                                               President and Principal
                                               Executive Officer

                                         By:   /s/ Barry Brookstein
                                           -------------------------------------
                                               February 14, 2006
                                               Barry Brookstein
                                               Chief Financial Officer and
                                               Principal Accounting
                                               Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                        TITLE                              DATE
---------                        -----                              ----
/s/  Dean Garfinkel          Chairman of the Board of Directors    February 14, 2006
------------------------
Dean Garfinkel

/s/ Barry Brookstein         Director                              February 14, 2006
------------------------
Barry Brookstein